                                                                   EXHIBIT 10.10

                                COMMERCIAL LEASE

APPEARING:

SOCIETE EN COMMANDITE EDIFICE LE SOLEIL, a duly constituted legal person (limited partnership), acting through its general partner, 9057-6133 Quebec Inc., having a place of business at 255 St. Jacques Street, Suite 100, Montreal, Quebec, H2Y 1M6, acting herein by its representative, Mr. Michel Cyr, duly authorized as he so states;

                                                      (hereinafter the "LESSOR")

AND

RECRUSOFT INC., a duly constituted company, having its head office at 1379 Chemin Ste. Foy, Suite 202-C, Quebec City, G1S 2N2, acting herein by its representative, Mr. Martin Ouellet, duly authorized as he so states;

                                                      (hereinafter the "LESSEE")

WHICH AGREE AS FOLLOWS:

                                   ARTICLE 1
                                   DEFINITIONS

        Unless otherwise provided herein or incompatible with the context, the following words and terms, where used in this lease, have the following meaning:

1.1 "Certification" - a formal statement of eligibility issued by the Finance Ministry of the Province of Quebec entitling an entrepreneur to set up a CDTI in return for compliance with certain conditions established by regulation;

1.2 "Leasehold improvements"- all improvements, facilities and additions made to the leased premises by the LESSEE or for the benefit of the LESSEE from time to time, excluding any improvement, facility and addition included in the LESSOR's work, in particular, but without limiting the generality of the foregoing, all the permanent partitions, doors, mechanical, electrical and service facilities, lighting fixtures, floor coverings, ceilings, blinds, draperies, signs and elements that cannot be moved without damaging the leased premises, but with the exception of furniture, movable dividers and equipment used by the LESSEE in connection with the operation of its business;

1.3 "Lease year" - each successive period of twelve (12) months included during the term of the lease, the first lease year commencing on the starting date of the lease;

1.4 "CDTI" or "Centre de developpement des technologies de l'information" - The Information Technology Development Centre housed in the immovable pursuant to an agreement between the Quebec Finance Ministry and the LESSOR;

1.5 "Lease starting date" - the date of delivery or, where such date is earlier, the date on which the LESSOR actually handed over possession of the leased premises to the LESSEE in accordance with paragraph 3.1 herein;

                                                                   EXHIBIT 10.10



1.6     "Delivery date"- has the meaning ascribed to it in paragraph 3.1 herein;

1.7     "Lease term"- the period described in paragraph 3.1 herein;

1.8 "Building"- the buildings known as "Block A", "Block B" and "Block C" erected on the land and bearing the respective civic addresses of 310 St. Vallier Street East, Quebec City, 390 St. Vallier Street East, Quebec City, and 381 Fleurie Street, Quebec City, as they may be modified or extended, from time to time;

1.9     "Certified entrepreneur" - an entrepreneur holding certification;

1.10 "LESSEE's communications equipment"- has the meaning ascribed to it in paragraph 9.4 herein;

1.11 "Common areas and facilities"- the areas and facilities inside or outside the immovable, excluding areas set aside by the LESSOR for rental. In particular, but without limiting the generality of the foregoing, sidewalks, landscaping, enclosed or open courtyards, merchandise shipping and receiving areas, restrooms reserved for the common use of the tenants, fire-alarm, heating, air conditioning, ventilation, plumbing, drainage and automatic sprinkler systems, including the accessories to these systems, facilities and shelters or partitions built for the purposes of these systems, stairs or escalators, elevators, hallways, customary signs and maintenance equipment, as well as all areas, facilities and common use areas or equipment rooms provided or designated as such by the LESSOR for the use or benefit of the LESSEE, its employees, customers or other persons who the LESSEE invites into the leased premises, shared with other persons who are entitled to the use and benefit of such areas, facilities or equipment rooms;

1.12 "Regular business hours" - the business hours indicated in paragraph 9.2 herein;

1.13    "Immoveable" - the land and the building;

1.14 "Leased premises" - has the meaning ascribed to it in paragraph 2.1 herein;

1.15 "Rent" - the amounts payable by the LESSEE to the LESSOR in accordance with paragraph 5.1 herein, as such may be adjusted in accordance with paragraphs 5.4 and 9.2 herein;

1.16 "BOMA standard" - the American national standard used for measuring the area of premises in office buildings, ANSI/BOMA Z 65.1-1996;

1.17 "LESSEE's share" - the percentage represented by the rental area of the leased premises in relation to the building's rental area;

1.18 "Rental area of the building" - the rental area of the building, excluding the building known as "Block B", expressed in square feet and calculated in accordance with the BOMA standard;

1.19 "Rental area of the leased premises" - has the meaning ascribed to it in paragraph 2.1 herein;

                                                                   EXHIBIT 10.10

1.20 "Rental area of the CDTI" - the rental area of all office space reserved by the LESSOR for rental purposes to certified entrepreneurs expressed in square feet and calculated in accordance with the BOMA standard;

1.21 "Property taxes" - taxes, surtaxes, charges, assessments and income taxes, general or special in nature, and all other taxes, surtaxes, charges, assessments or income taxes that are now or that could eventually be levied with regard to the land or the building or both, for municipal, school or Urban Community purposes, for public or local improvements, or for any other purposes. Property taxes do not include the LESSOR's federal and provincial income taxes, other than capital taxes. For the purposes hereof, the term "CAPITAL TAXES" means the amount of any tax or income tax imposed on the LESSOR or the owner of the building by federal or provincial tax authorities that is based or calculated, in whole or in part, on the capital or indebtedness of the LESSOR or of said owner, including, but without limiting the generality of the foregoing, any income tax on large corporations, and that is reasonably attributed to this building by the LESSOR or such owner. If the taxation system currently in force is modified and a new tax, surtax, charge, assessment or income tax is levied with regard to the land or the building or on income derived from them or on the owner of the building and the land to replace those taxes that are currently levied on the immovables or in addition thereto, such taxes, surtaxes, charges, assessments and income taxes shall be deemed to be property taxes under the terms of this agreement and shall be governed, mutatis mutandis, by the terms of this agreement. Property taxes also include all expenses incurred by the LESSOR to contest them or negotiate with the relevant authorities;

1.22    "Land" - the land whose cadastral description is as follows:

                                   DESCRIPTION

        "Lots ONE THOUSAND, TWO HUNDRED AND THIRTY-TWO, ONE THOUSAND, TWO HUNDRED AND THIRTY-THREE AND ONE THOUSAND, TWO HUNDRED AND THIRTY-FOUR (1232, 1233 and 1234) in the official plan and book of reference of the cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City.

        Sub-divisions ONE and TWO of original lot ONE THOUSAND, TWO HUNDRED AND THIRTY-FIVE (1235-1 and 1235-2) in the official plan and book of reference of the cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City.

        Sub-divisions ONE and TWO of original lot ONE THOUSAND, TWO HUNDRED AND THIRTY-SIX (1236-1 and 1236-2) in the official plan and book of reference of the cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City.

        Sub-division ONE of original lot ONE THOUSAND, TWO HUNDRED AND THIRTY-SEVEN (1237-1) in the official plan and book of reference of the cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City.

                                                                   EXHIBIT 10.10

        Sub-division ONE of original lot ONE THOUSAND, TWO HUNDRED AND THIRTY-EIGHT (1238-1) in the official plan and book of reference of the cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City.

        Part of original lot ONE THOUSAND, TWO HUNDRED AND THIRTY-EIGHT (part of
        1238) in the official plan and book of reference of the cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City, bordered to the north-east by lot 1238-1, to the south by a part of lot 1239 (Saint-Vallier Street East), and to the west by a part of lot 1239; measuring 2.06 meters to the north-east, 0.91 meters to the south and 1.80 meters to the west.

        Part of original lot ONE THOUSAND, TWO HUNDRED AND THIRTY-NINE (part of
        1239) in the official plan and book of reference of the official cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City, bordered to the north-west by Fleurie Street (shown on the original), to the north-east by lots 1238-1 and 1232, to the east by a part of lot 1238, to the south by another part of lot 1239 (Saint-Vallier Street East), and to the south-west by a part of lot 1240; measuring19.96 meters to the north-west, 40.86 meters and 18.42 meters to the north-east, 1.80 meters to the east, 20.42 meters to the south and 51.40 meters to the south-west.

        Part of original lot ONE THOUSAND, TWO HUNDRED AND FORTY (part of 1240) in the official plan and book of reference of the official cadastre of Quebec City (Quartier Jacques-Cartier), registration division of Quebec City, bordered to the north-west by Fleurie Street (shown on the original), to the north-east by a part of lot 1239 and to the south and south-west by another part of lot 1240 (Saint-Vallier Street East and Dorchester); measuring 18.18 meters to the north-west, 51.40 meters to the north-east, 11.96 meters to the south, 17.73 meters measured along an arc of circle with an 18.46-meter radius and 31.15 meters to the south-west";

1.23    "LESSOR's work"- has the meaning ascribed to it in paragraph 4.1 herein.

                                   ARTICLE 2
                                PURPOSE AND SCOPE

2.1 "Description of the leased premises" - the LESSOR hereby leases to the LESSEE, which accepts, with guarantee of peaceable enjoyment (subject to the other terms of this agreement), an office space, the rental area of which, calculated in accordance with the BOMA standard, is equal to approximately ONE THOUSAND square feet (1,000 sq. ft.) (the "rental area of the leased premises") known and designated as being premise number 401 located on the fourth floor of the building known as being "Block A" and marked in red on the plan attached hereto as Schedule 2.1.

2.2 "Verification of dimensions" - at any time throughout the term of the lease, the LESSOR may, at its discretion and at its expense, or shall, at the request of the LESSEE, at the latter's expense, have the rental area of the leased premises verified by an architect or a surveyor chosen by the LESSOR.

                                                                   EXHIBIT 10.10

2.3 "Modification of the rent" - where the verification of the rental area of the leased premises under paragraph 2.2 above demonstrates that said area is different from the one indicated in above paragraph 2.1, the amount of rent shall be adjusted effective the date of the verification of the rental area of the leased premises so as to reflect the actual rental area of the leased premises.

                                   ARTICLE 3
                                      TERM

3.1 "Effective date and term of the lease"- subject to paragraph 4.2, the term of the lease is THREE (3) years starting (i) on December 1, 1998 (the "delivery date") or (ii) on the date on which the LESSOR has in actual fact handed over possession of the leased premises to the LESSEE, if the LESSOR has substantially terminated its work before the delivery date and the LESSOR has handed over possession of the leased premises to the LESSEE before the delivery date.

                                   ARTICLE 4
                         DELIVERY AND TAKING POSSESSION

4.1 "LESSOR's work" - before delivering the leased premises to the LESSEE, the LESSOR shall, at its expense, carry out the requisite work so that the portion of the building in which CDTI is operated and the leased premises comply with the description under Schedule 4.1 attached hereto (the "LESSOR's work"). Any layout required by the LESSEE other than the layout under Schedule 4.1 hereto in the leased premises shall be made by the LESSEE, at its expense, in accordance with the provisions of the lease regarding the LESSEE's modifications under paragraph 14.9 herein.

4.2 "Delay in delivery"- the LESSOR's work must be substantially completed and the LESSOR must deliver the leased premises to the LESSEE at the latest on the delivery date. In the event the LESSOR's work is not substantially completed on this date and, consequently, the LESSOR is unable to deliver the leased premises to the LESSEE, then the starting date of the lease term shall be postponed by a number of days equal to the number of days of delay, unless such delay has been caused by the LESSEE, in which case the lease starting date shall not be changed. In all of these cases, however, it is expressly understood that the LESSOR shall not incur any liability to the LESSEE owing to such delay and that the LESSEE shall not be entitled to seek cancellation of the lease.

4.3 "Taking possession" - the LESSEE shall take possession of the leased premises as of the lease starting date.

4.4 "LESSEE's failure to carry on its business" - where the LESSEE fails to take possession of the leased premises for the purposes of laying them out, installing all the equipment, all the goods and setting up all the required personnel and starting to operate its business no later than thirty (30) days following the lease starting date, the LESSOR, may then, at its sole discretion, upon simple written notice to the LESSEE, secure cancellation of the lease, without prejudice to its other rights and remedies under the terms of this agreement or of the law. Likewise, where the LESSEE fails to carry on its business during the term of the lease, the LESSOR,

                                                                   EXHIBIT 10.10

        may then, at its sole discretion, upon simple written notice to the LESSEE, secure cancellation of the lease, without prejudice to its other rights and remedies under the terms of this agreement or of the law.

4.5 "Taking possession for layout purposes" - in the event that with the LESSOR's written authorization, the LESSEE takes possession of the leased premises for the purposes of laying them out before the lease starting date, it shall comply with all the provisions of the lease, with the exception of the payment of rent. Without limiting the generality of the foregoing, the LESSEE shall be liable for all damages caused by its actions or omissions or by the actions or omissions of its contractors, sub-contractors and any person for whom it is legally liable. Effective the date on which the LESSEE takes possession of the leased premises for the purposes of laying them out and until the lease starting date, it shall pay the LESSOR for the cost of the electricity used by the LESSEE in the leased premises during this period, as estimated by the LESSOR.

4.6 "Notice of defects" - within THIRTY (30) days of the lease starting date, the LESSEE must notify the LESSOR of any deficiency, defect or flaw that it observes in the leased premises that prevents or restricts the LESSEE's use of the leased premises. Where the LESSEE fails to notify the LESSOR within the prescribed time period, the LESSEE is deemed, in all respects, to have accepted the leased premises as is, without further obligation on the LESSOR.

                                   ARTICLE 5
                                      RENT

5.1 "Rent"- subject to the adjustments under paragraphs 5.4 and 9.2 hereinafter, the LESSEE shall pay the following amounts as rent to the
        LESSOR:

        5.1.1 for the period extending from 01-12-1998 to 30-11-1999, the sum of eleven dollars and eighty cents ($11.80) per square foot of rental area of the leased premises, i.e., the total sum of $11,800;

        5.1.2 for the period extending from 01-12-1999 to 30-11-2000, the sum of twelve dollars and nineteen cents ($12.19) per square foot of rental area of the leased premises, i.e., the total annual sum of $12,190;

        5.1.3 for the period extending from 01-12-2000 to 30-11-2001, the sum of twelve dollars and sixty cents ($12.60) per square foot of rental area of the leased premises, i.e., the total annual sum of $12,600.

5.2 "Limitation" - except when stipulated otherwise in this agreement, the rent constitutes the only consideration payable by the LESSEE to the LESSOR for the leased premises. Without limiting the generality of the foregoing, the rent includes property taxes, operating costs, and subject to paragraph 5.3 herein, the electricity consumed by the LESSEE in the leased premises. For the purposes of this paragraph 5.2, "operating costs" mean the expenditures incurred by the LESSOR to maintain (excluding the housekeeping of the leased premises), repair, operate, manage and administer the immovable and the equipment and facilities forming

                                                                   EXHIBIT 10.10

        part thereof, including heating, air conditioning, ventilation and electricity expenses.

5.3 "Electricity consumption" - in the event the LESSEE installs equipment or appliances in the leased premises, the electrical consumption of which exceeds normal consumption or in the event the LESSOR has reasons to believe that an excess amount of electricity is being consumed by the LESSEE in the leased premises, the LESSOR shall be entitled to install a meter in the leased premises to verify the LESSEE's actual consumption of electricity. If the latter exceeds the normal consumption by the building's other tenants, the LESSEE shall reimburse the LESSOR for the meter's installation costs and pay it, in addition to the rent, for the excess electricity actually consumed. Any amount payable by the LESSEE to the LESSOR in accordance with the foregoing shall be payable as additional rent within no later than ten (10) days of receipt of an invoice from the LESSOR to this effect.

5.4 "Adjustment on the basis of the property taxes" - the rent shall be adjusted as follows:

        5.4.1 in the event the actual amount of property taxes payable by the LESSOR for the 1998 calendar year is greater than the amount estimated by the LESSOR, i.e., the amount of ONE dollar and eighty cents ($1.80), then the rent payable by the LESSEE for any portion of a lease year that falls during this calendar year shall be increased by an amount per square foot of rental area of the leased premises equal to the quotient obtained by dividing:

                5.4.1.1 the product obtained by multiplying (i) the amount of the difference between the actual amount of the taxes payable by the LESSOR for the 1998 calendar year and the amount estimated above by (ii) the LESSEE's share, by

                5.4.1.2 the rental area of the leased premises;

        5.4.2   the LESSEE shall pay the LESSOR any adjustment under paragraph
                5.4.1 upon receipt by the LESSEE of an invoice from the LESSOR to this effect accompanied by the pertinent explanations and supporting documents;

        5.4.3 in the event the actual amount of the property taxes payable by the LESSOR for any calendar year subsequent to the 1998 calendar year throughout the term of the lease exceeds the actual amount of the property taxes paid by the LESSOR for the immediately preceding calendar year by more than three point three percent (3.3%), then the rent payable by the LESSEE for any portion of a lease year that falls within the calendar year in question shall be adjusted by an amount per square foot of rental area of the leased premises equal to the quotient obtained by dividing:

                5.4.3.1 the product obtained by multiplying (i) the amount of the difference between the actual amount of the property taxes payable

                                                                   EXHIBIT 10.10

                by the LESSOR for the relevant calendar year and one hundred and three point three percent (103.3%) of the actual amount of the taxes payable for the immediately preceding calendar year, by
                (ii) the LESSEE's share by

                5.4.3.2 the rental area of the leased premises;

        5.4.4 Prior to the beginning of each calendar year falling within the term of the lease subsequent to the 1998 calendar year, the LESSOR shall estimate the amount of the property taxes payable by the LESSOR for said calendar year and, where applicable, the estimated amount of the adjustment payable by the LESSEE in accordance with paragraph 5.4.3 and the LESSEE shall pay to the LESSOR, subject to the following, the amount so estimated in equal payments, in advance, on the first day of each month during the entire calendar year in question. Within the thirty
                (30) days of receipt of any bill pertaining to all or part of the taxes for the relevant calendar year, the LESSOR shall provide the LESSEE with the amount of the adjustment payable by the LESSEE in accordance with paragraph 5.4.3 above (the "new adjustment amount") accompanied by the pertinent explanations and supporting documents. If this amount is greater than the amount that had been estimated by the LESSOR, the LESSEE shall immediately pay the LESSOR for the amount of the difference for any portion of the calendar year that has already elapsed, and for the rest of the calendar year, continue to pay the new adjusted amount to the LESSOR. If this amount is less than the amount estimated by the LESSOR, the LESSOR shall allocate the amount of such difference to the payment of any rent subsequently payable by the LESSEE;

        5.4.5 the obligation to adjust the rent in accordance with this paragraph 5.4 and the obligation to pay the LESSOR the amount of any such adjustment shall survive notwithstanding the expiry of the term of the lease or the cancellation of the lease.

5.5 "Payment terms" - the rent shall be payable in advance on the first day of each month, in twelve (12) equal, consecutive, monthly payments, without any deduction, set-off or reduction, and without the LESSOR having to make a request to receive it. The LESSEE must send its payments to the LESSOR at the address referred to in the preamble of this agreement, or to any other address the LESSOR may indicate through a written notice to the LESSEE.

5.6 "Lease starting on a day other than the first day of the month" - where the lease starting date is not the first day of the month, the rent payable for this month shall be calculated in proportion to the number of days of the term of the lease that fall in said month, on the basis of a three hundred and sixty-five (365) day year, and said rent shall be payable on the lease starting date.

5.7 "Reimbursement of expenses incurred by the LESSOR" - any expense incurred by the LESSOR to mitigate any breach of the LESSEE's obligations shall be payable as additional rent upon receipt of a written notice from the LESSOR outlining the LESSEE's breach of its obligations under the terms of the lease and the amount

                                                                   EXHIBIT 10.10


        paid by the LESSOR; such notice must be accompanied, where applicable, by a copy of the invoice paid by the LESSOR and, where applicable, the banking instrument pertaining to the payment made by the LESSOR.

5.8 "Sales tax" - the LESSEE agrees to pay the LESSOR the amount of any goods and services tax and Quebec sales tax, as such taxes may be modified from time to time, payable with respect to the rent and any other amount payable by the LESSEE hereunder, as well as the amount of any other tax that could be added to or replace the aforementioned taxes and that would be payable with respect to the rent or any other amount payable by the LESSEE to the LESSOR under the terms of the lease. Any such amount shall be payable to the LESSOR at the same time as the amounts to which it is related. Notwithstanding any other provision hereof, the amount payable by the LESSEE under this paragraph 5.8 shall be deemed not to constitute rent, however, the LESSOR shall enjoy the same rights and remedies regarding the collection of this amount as those available to it regarding the collection of rent.

5.9 "Overdue payments" - the LESSOR shall have the right to claim the payment of interest on all outstanding amounts owed by the LESSEE at an annual rate equal to the average prime rate posted daily for its Canadian dollar commercial loans by the principal chartered bank or caisse populaire with which the LESSOR conducts business, increased by five percent (5%) until said amounts are paid in full, without prejudice to its other rights and remedies.

5.10 "Additional rent" - any amount payable by the LESSEE to the LESSOR hereunder other than the rent and the taxes described in paragraph 5.8 shall be deemed, for the purposes hereof, to constitute additional rent and may be collected by the LESSOR in the same way as the rent.

                                   ARTICLE 6
                                     NOTICE

6.1 "Notice"- any notice, document or consent that may or must be given pursuant hereto shall be hand-delivered or sent by duly prepaid registered mail to the addresses indicated hereinafter or transmitted by facsimile machine to the numbers referred to below:

                                                                   EXHIBIT 10.10

        6.1.1   to the LESSOR:

              SOCIETE EN COMMANDITE EDIFICE LE SOLEIL
              255 St. Jacques Street
              Suite 100
              Montreal, Quebec
              H2Y 1M6

              Care of the Director General

              Facsimile number:     (514) 284-0473

        6.1.2   to the LESSEE:

              RECRUSOFT INC.
              390, rue St-Vallier
              Bureau 401
              Quebec (Quebec) G1K 3P6

              Care of Mr. Martin Ouellet

              Facsimile number:     (418) -

        These notices and other documents shall be deemed to have been given and received on the day of their delivery where hand-delivered, or, where sent by mail, three (3) business days after the date on which they were mailed or where transmitted by facsimile machine, on the first business day following their transmission. One or the other of the parties may give the other party notice of its change of address or change in facsimile number and, once this notice has been given, the address or facsimile number so indicated is deemed to be the address or facsimile number of the party in question for the purposes of receiving notices. Where postal services are interrupted or considerably delayed, all notices and other documents must be hand-delivered or transmitted by facsimile machine.

                                   ARTICLE 7
                           USE OF THE LEASED PREMISES

7.1 "Use of the leased premises" - the LESSEE shall use the leased premises solely to conduct its business thereby enabling it to carry out the project for which it shall receive certification from the Quebec Finance Ministry, the LESSEE undertaking to forward a copy of said certification to the LESSOR no later than five (5) days following its issue date. A copy of the eligibility recommendation issued by the Bureau des centres de developpement des technologies de l'information in favour of the LESSEE is attached hereto as Schedule 7.1.

7.2 "Change in the nature of the LESSEE's business" - the LESSEE acknowledges that all the tenants have been or shall be chosen and approved by the LESSOR and

                                                                   EXHIBIT 10.10


        that all the leases have been or shall be negotiated and signed depending on the nature, type and quality of the goods and services to be sold or offered in each rentable space and that no change in the nature, type or name of the business conducted by the LESSEE in the leased premises, or in the quality of the goods and services sold or offered by the LESSEE in or from the leased premises shall be permitted without the express written consent of the LESSOR and which it may arbitrarily refuse, notwithstanding any contrary provision of the law. In addition, the LESSEE acknowledges that all the tenants of CDTI's rental area have also been or shall be chosen and approved by the LESSOR owing to their certification by the Quebec Finance Ministry. The LESSEE undertakes to continue to fulfill each and every eligibility condition required to establish a CDTI as set out in the law or in the applicable regulation and to maintain its certification throughout the term of the lease. The LESSEE acknowledges that where it fails to comply with all such eligibility conditions and to maintain its certification, the LESSOR may, without being obliged to do so, secure the cancellation of this lease by sending a simple written notice to the LESSEE outlining its intention to cancel this lease, said cancellation taking effect upon expiry of a thirty (30) day period following receipt of said notice by the LESSEE.

7.3 "Prohibited uses"- the LESSOR shall have the right to compel the LESSEE to cease selling any item, merchandise or commodity, providing any service or conducting any business that does not correspond to the normal vocation and use of the premises leased by the LESSEE, as set out in paragraph 7.1, or that are likely to decrease the value of the immovable; the LESSEE shall immediately comply with these requirements of the LESSOR.

7.4 "Uninterrupted Operations" - the LESSEE must occupy the leased premises effective the lease starting date and must subsequently carry on its business in an uninterrupted and energetic manner throughout the leased premises. Should the LESSEE fail to do so, the LESSOR may, to the exclusion of all other rights and remedies, obtain the cancellation of this lease.

7.5 "Customer solicitation" - the LESSEE, its employees and agents shall not solicit customers or distribute leaflets or any other advertising material in the immovable's parking lot, or in any of the other common use areas and facilities.

                                   ARTICLE 8
                  PARKING AND USE OF THE COMMON AREAS AND FACILITIES

8.1 "Parking" - the LESSOR agrees to provide the LESSEE with TWO (2) (unreserved) parking spaces located in the parking facilities forming part of the immovable or located near the immovable provided the LESSEE signs a standard lease in force from time to time regarding such parking spaces with the LESSOR or with any third party to whom or which the LESSOR may have entrusted the operation of said parking facilities and pays the LESSOR or such third party, as the case may be, the rent in force from time to time for such parking spaces.

8.2 "Control of the common areas" - all of the common areas and facilities provided from time to time by the LESSOR are, at all times, subject to the LESSOR's exclusive control and administration, and, as such, it is entitled, from time to time,

                                                                   EXHIBIT 10.10


        to establish, modify and implement rules of conduct and reasonable regulations regarding the common areas and facilities. These rules and regulations may differentiate between the various types of businesses located in the building. The LESSOR is entitled to install, maintain and run electrical installations in the common areas, to change the area, level, situation and organization of the common areas or facilities, to close or prohibit access to or use of the common areas or facilities, in whole or in part, so as to proceed diligently with their maintenance or repair, to do anything that the LESSOR may deem appropriate, according to criteria of sound business administration, so as to improve the convenience of the common areas and facilities for the tenants, their directors, agents, employees and customers.

8.3 "Changes to the immovable" - without limiting the provisions of paragraph 8.2, the LESSEE expressly acknowledges that the LESSOR may:

        8.3.1 make changes, additions, removals, improvements, remodeling or extensions to the immovable or even build additional buildings on any vacant lot forming part of the immovable;

        8.3.2 build additional buildings or facilities adjacent to or in the vicinity of the immovable;

        8.3.3   add on additional floors to the building;

        8.3.4 move any facility or equipment installed on the land or located in or on the building;

        8.3.5 do all things that must be done in, on or around the immovable so as to comply with the laws, regulations, by-laws or directives that apply to the immovable;

        8.3.6 do any other thing in, on or around the immovable deemed appropriate by the LESSOR.

8.4 "Acknowledgement by the LESSEE" - the LESSEE expressly acknowledges that nothing under paragraphs 8.2 or 8.3 above constitutes or shall be deemed to constitute a change in the form or vocation of the leased premises or of the immovable. The LESSEE further acknowledges that the LESSOR shall not be in default of its obligation to provide the peaceable enjoyment of the leased premises to the LESSEE and shall not be liable for direct or indirect losses, expenses or damages that the LESSEE may suffer because of the provisions of paragraphs 8.2 or 8.3, and that it shall not be entitled to any compensation or, subject to paragraph 16.3, any reduction or suspension of its rent, and shall not have the right to cancel the lease on these grounds.

        The LESSOR hereby undertakes, save in the event of an emergency, to pre-notify the LESSEE in writing of any and all work that it intends to carry out and that is covered under paragraph 8.2 or 8.3 above and that might affect the leased premises. The LESSOR also undertakes to use its best efforts so that none of the work has a material adverse effect on the LESSEE's activities in the leased premises and does not materially hamper the enjoyment of the leased premises.

                                                                   EXHIBIT 10.10

        The LESSOR further undertakes that the work shall be carried out with diligence.

                                   ARTICLE 9
                                    SERVICES

9.1 "Representations and warranties"- the LESSOR represents and warrants that it is fully aware of the fact that the entrepreneur carries on its activities in the information technology sector and that on the lease starting date, the LESSOR shall be in a position to offer, in the immovable, the services and facilities required by such type of business and that are described herein.

9.2 "Normal business hours" - the LESSOR shall keep the building open from 6:00 a.m. to 8:00 p.m., daily, except on Saturdays, Sundays and holidays. At all other times, the LESSOR shall make arrangements so that the LESSEE has access to the leased premises. The LESSEE recognizes, however, that given the nature of the activities carried on within a CDTI, the building's business hours could, at the LESSOR's discretion, if the demand so warrants, be extended beyond the aforementioned hours and days. However, the LESSOR shall have first received written consent from a number of the building's tenants, representing in all at least seventy percent (70%) of the immovable's rental area. In the event that the building's business hours are extended in this manner, the rent shall be adjusted upward as of the effective date of the new business hours, by an amount per square foot of rental area of the leased premises corresponding to the quotient obtained by dividing (i) the LESSEE's share of the additional expenses incurred by the LESSOR as a result of these new business hours, in particular, the additional expenses incurred to ventilate, heat, cool and light the immovable and the leased premises by (ii) the rental area of the leased premises.

9.3 "Services provided to the LESSEE" - the LESSOR, at its expense, subject to the provisions of paragraph 5.3 herein, undertakes to provide the following services to the LESSEE, effective the lease starting date:

        9.3.1 the LESSOR shall provide and maintain the staircases and elevators, where applicable, in a good state of repair and working order. The LESSEE shall have access, at all times, to the staircases and elevators, except, with respect to the latter, in the event of breakdown or repair;

        9.3.2 subject to the availability of this service from its principal supplier, the LESSOR shall provide the electrical power needed to light the leased premises and for any other reasonable needs of the LESSEE, given the business carried on by the LESSEE;

        9.3.3 the LESSOR undertakes, at its expense, to connect any ventilation, heating and air conditioning device and duct required in the leased premises for the LESSEE's needs to the building's ventilation, heating and air conditioning systems in addition to the fan-coil unit or units delivered by the LESSOR with the leased premises, on the understanding that the cost of such additional devices and ducts and

                                                                   EXHIBIT 10.10


                their installation (excluding the connections) shall be assumed exclusively by the LESSEE;

        9.3.4 the LESSOR undertakes to ventilate, cool and heat the leased premises in such a way that the indoor temperature of the leased premises is maintained at a comfortable level for the occupants of said leased premises during normal business hours, as shall be determined by the LESSOR from time to time. The LESSOR may, upon reasonable prior notice from the LESSEE, ventilate, heat and cool the leased premises outside of normal business hours, on the understanding however that the LESSEE shall then remit the cost of such additional services to the LESSOR at the rate determined by the LESSOR, from time to time, upon receipt of an invoice from the LESSOR to this effect;

        9.3.5 during normal business hours, the LESSOR shall operate and maintain in good working order, repair and replace the heating, ventilation and air conditioning appliances and any related system located in the building for the heating, ventilation or cooling of the common areas and facilities;

        9.3.6 the LESSOR shall maintain in a good state of repair and, on a regular basis, ensure the cleanup of the common areas and facilities, in the same manner as a diligent lessor would under the same circumstances. The LESSEE expressly recognizes that the household maintenance of the leased premises shall not be assumed by the LESSOR and that The LESSEE shall assume full responsibility for such maintenance at its expense;

        9.3.7 the LESSOR undertakes to provide the LESSEE with access to a bandwidth of 100-Mbs, on the basis of one output connection per four hundred square feet (400 sq. ft.) of rental area of the leased premises, as well as with the data processing and telephony conduits described in Schedule 4.1 hereto;

                9.3.8 The LESSOR undertakes to provide the LESSEE with all the other services described in Schedule 9.3.8.

9.4 "Installation of communications equipment" - the LESSEE may, at its expense, have an antenna, a parabolic antenna, a dish or any other similar communications equipment (the "LESSEE's communications equipment") installed on the building's roof provided:

        9.4.1 the LESSEE has submitted detailed plans to the LESSOR regarding the installation of the LESSEE'S communications equipment, which shall have been prepared by qualified professionals, and provided the latter have been approved by the LESSOR, which approval cannot be refused without reasonable grounds;

        9.4.2 the LESSEE, where required, has submitted said plans to the municipal authorities and, where applicable, to the other competent authorities and has received from them all the necessary permits or authorizations

                                                                   EXHIBIT 10.10


                required for the installation of the LESSEE'S communications equipment;

        9.4.3 the installation of the LESSEE'S communications equipment shall be carried out by specialized contractors designated by the LESSEE and approved by the LESSOR, under the LESSOR's supervision. The LESSEE shall pay the LESSOR, upon request, fees equal to fifteen percent (15%) of the cost of the work to cover its expenses.

9.5 "Devices"- the devices required by the LESSEE to carry on its business and that it may install in the leased premises must be current models for the use for which they are intended so as not to damage the building structure or the heating, air conditioning, ventilation, plumbing, electricity and mechanical tooling systems of the leased premises or of the immovable.

9.6 "Use of the basic facilities" - the LESSEE agrees not to install any device that exceeds the capacity of the basic facilities described in
        Schedule 4.1 attached hereto and agrees that if one of such devices calls for additional basic facilities, they shall be installed at the LESSEE's expense in accordance with the plans and estimates approved by the LESSOR.

9.7 "Suspension. elimination or modification of services" - the LESSOR may, without any obligation or liability toward the LESSEE, following an accident, force majeure, power failure, inability to procure supplies, beyond its control or for the purpose of effecting repairs, suspend, eliminate or modify one of the services described in paragraph 9.3 herein, provided by it, or by any other body or person. The LESSOR must, however, restore the services diligently in light of the circumstances.

                                   ARTICLE 10
                                      TAXES

10.1 "Property taxes" the LESSOR shall pay all property taxes to the competent authorities.

10.2 "Taxes payable by the LESSEE" - the LESSEE shall pay, when due, all taxes, levies or assessments other than property taxes to the competent authorities, including, but without limiting the generality of the foregoing, (i) any business tax, water tax and any other similar tax or levy currently or subsequently imposed with regard to the leased premises, any improvement, equipment or facility found therein or activities carried on therein, (ii) any other tax or levy currently payable by the LESSEE or that shall subsequently become payable, and stemming from or related to the use or occupancy of the leased premises by the latter, and (iii) any other tax that is personal to the LESSEE, and shall hold the LESSOR harmless for any loss, charge or expense of any nature whatsoever related to such taxes. In the event the amendment or adoption of any law, regulation or by-law renders the LESSOR liable for the payment of any of the aforementioned taxes or if the manner in which such taxes are collected is modified in such a way as to make landlords liable for their collection, the LESSEE shall reimburse the LESSOR for

                                                                   EXHIBIT 10.10


        any amount so claimed from the LESSOR and shall hold it harmless for all related expenses and costs.

                                   ARTICLE 11
                                      SIGNS

11.1 "LESSEE's signs" - the LESSEE shall not place any sign, awning, canopy, lettering or billboard (hereinafter referred to as the "signs") outside of the immovable, inside of the leased premises if they are visible from the outside or outside of the leased premises, without first obtaining the LESSOR's written consent, which may refuse such consent, if it is of the opinion that said signs are not in good taste or do not comply with generally acceptable standards for a building of a similar calibre or if they do not comply with municipal or other by-laws that are in force. Any sign approved by the LESSOR to be installed outside of the building shall be installed in compliance with the LESSOR's master plan and with by-laws that are in force. The LESSEE shall assume the cost of the signs and their installation.

11.2 "Permits" - the LESSEE shall obtain any required permit and pay all taxes related to any sign.

11.3 "Maintenance of signs" - the LESSEE must, at all times, maintain all signs in good condition.

11.4 "Removal" - upon expiry of the lease or its cancellation, as the case may be, the LESSEE shall, at its expense, remove any sign installed on or in the building or in the leased premises and shall promptly repair any damages caused by such removal. In the event the LESSEE refuses or neglects to remove any sign that has been installed, the LESSOR shall be entitled, after having given a written notice to this effect to the LESSEE granting it a five (5) day period to proceed with the removal of said sign or signs, to carry out all the necessary work on its own to remove said signs, and the LESSEE shall reimburse the LESSOR, immediately, upon request, for all expenses thus incurred by the LESSOR, as well as fees equal to fifteen percent (15%) of such expenses.

11.5 "Identification board" - the LESSEE shall have the right to have its name listed on the building's identification board. The LESSOR shall design the style of this identification and determine the available space on said identification board for each tenant. The identification board shall be placed at a location designated by the LESSOR in the building's main lobby or elsewhere in the building.

                                   ARTICLE 12
                            ASSIGNMENT AND SUB-LEASE

12.1 "Assignment and sub-lease" - the LESSEE shall not give, transfer or otherwise assign this lease, or sub-lease the leased premises in whole or in part, or charge this lease, the leased premises or the leasehold improvements or any part thereof, or tolerate or sanction the total or partial occupancy of the leased premises by other people, without having first obtained the LESSOR's written consent, which may not be refused without serious reasons, subject to the provisions of paragraph 12.3

                                                                   EXHIBIT 10.10



        below. The fact that the third party affected by the assignment or sub-lease of the lease is not a certified entrepreneur eligible to set up a CDTI or that said third party is insolvent, shall constitute, in particular, serious reasons to refuse the sub-lease or assignment of the lease.

12.2 "Terms and conditions of consent" - where the LESSOR gives its consent to an assignment or a sub-lease, such consent shall be subject to the following terms and conditions;

        12.2.1 the assignment or sub-lease agreement must be drafted by the LESSOR's attorneys in the format chosen by the latter and must be signed by the LESSEE, assignee, sub-lessee or occupant, as the case may be;

        12.2.2 the LESSEE is jointly and severally liable with any assignee, sub-lessee or occupant for the fulfillment of the terms and conditions of this lease, including, payment of the rent, without benefit of discussion or division;

        12.2.3 the LESSEE must immediately pay any consideration to the LESSOR, including any rent increase that it receives, directly or indirectly, from an assignee, sub-lessee or occupant, whether in the form of cash, goods or services, that exceeds the price of the rent agreed upon between the LESSOR and the LESSEE;

        12.2.4 the LESSEE must reimburse all expenses incurred by the LESSOR for the preparation of the documents intended to implement the proposed assignment or sub-lease;

        12.2.5 the use of the leased premises and all the other terms and conditions of this lease must remain unchanged; and

        12.2.6 the assignee, sub-lessee or occupant shall comply with each and every obligation of the LESSEE, including those set out in Articles 20 and 21 herein, and, where applicable, give the LESSOR any other guarantee or security originally required from the LESSEE.

12.3 "Options in the LESSOR's favour" - where the LESSOR decides to refuse the assignment or sub-lease of the lease by the LESSEE, the LESSOR, instead of objecting to such assignment or sub-lease for a serious reason, may decide to cancel the lease upon the expiry of a thirty (30) day period following a written notice to this effect to the LESSEE.

12.4 "No advertising regarding the sub-lease or assignment" - the LESSEE shall not print, publish, mail, display or distribute any advertising regarding the total or partial assignment or sub-lease of the leased premises. Furthermore, it must not permit any broker or any other party to engage in the foregoing measures, unless the LESSOR has first approved in writing the entire text and format of the notice, the advertising message or the offer for the above-mentioned purposes, which it may not refuse without valid reasons.

                                                                   EXHIBIT 10.10



12.5 "Consent required for any new assignment or sub-lease" - the LESSOR, by giving its consent to an assignment or to a sub-lease, does not waive the provisions of this article in any manner whatsoever or give its consent to any subsequent assignment or sub-lease.

12.6 "Change in control" - the following events and actions are deemed to constitute an assignment of the lease under the terms of this agreement:

        12.6.1 any transfer, sale or issue involving, in the aggregate, fifty percent (50%) or more of the voting shares of the LESSEE's share capital, where the latter is a company whose shares are not listed on a recognized stock exchange, or any transfer, sale or issue involving, in the aggregate, twenty percent (20% ) or more of the voting shares of the LESSEE's share capital, where the latter is a company whose shares are listed on a recognized stock exchange;

        12.6.2 any transfer, sale or assignment involving, in the aggregate, fifty percent (50%) or more of the holdings in the corporation, where the LESSEE is a corporation;

        12.6.3 any partial or total sale of the business operated by the LESSEE to an unrelated third party involving the partial or total assignment of the rights in this lease.

12.7 "Assignment by the LESSOR" - in the event of the sale or lease of the immovable to a third party by the LESSOR, the LESSEE acknowledges that, to the extent the purchaser or lessee of the building assumes all the obligations of the LESSOR hereunder, the LESSOR shall be immediately released from all its obligations hereunder.

                                   ARTICLE 13
                                    INSURANCE

13.1 "LESSEE's insurance" - the LESSEE shall, at its expense, take out the following insurance policies and maintain them in force throughout the term of the lease, and, where applicable, during any occupancy period prior to the lease starting date if, with the LESSOR's consent, the LESSEE occupies the leased premises before the lease starting date:

        13.1.1 an all-risk insurance policy for an amount covering the replacement value of all of the insured property in the leased premises, such as the furniture, leasehold improvements and inventory of goods, belonging to the LESSEE or for which it is responsible. This policy must name the LESSOR and any hypothecary creditor (secured creditor) of the LESSOR, to the extent of their interest, as additional insureds and must include a rider pursuant to which the insurer waives its rights of subrogation against the LESSOR, against any person for whom or which the LESSOR is legally liable and against any hypothecary creditor of the LESSOR, and a rider indicating that the insurer shall give a prior written notice of thirty (30) days to the LESSOR in the

                                                                   EXHIBIT 10.10


                event of the cancellation or non-renewal of the policy or a material change in the policy;

        13.1.2 a public liability insurance policy covering bodily injury, including death, and third-party property damage for an amount of three million dollars ($3,000,000) per loss. This policy shall cover, among other things, indirect civil liability of owners and entrepreneurs, liability assumed by contract, civil liability for personal injury, civil liability for damage to the leased premises and potential management liability. This policy must name the LESSOR, any person for whom or which it is legally liable as well as the hypothecary creditors of the LESSOR as additional insureds, include a clause of reciprocal liability, a rider pursuant to which the insurer waives its rights of subrogation against the LESSOR, against any person for whom or which the LESSOR is legally liable and against the hypothecary creditors of the LESSOR, as well as a rider indicating that the insurer shall give a prior written notice of thirty (30) days to the LESSOR in the event of the cancellation or non-renewal of the policy or a material change in the policy; and

        13.1.3 any other insurance the LESSOR may reasonably require from time to time.

13.2 "Proof of insurance" - the LESSEE must provide certified copies of the insurance policies that it maintains in force under the terms of this article and satisfactory proof of the effective payment of these premiums before the start of the lease term or, where applicable, before the date on which the LESSEE takes possession of the leased premises if, with the LESSOR's consent, the LESSEE has taken possession of the leased premises before the lease starting date and, thereafter, throughout the term of the lease, proof of their renewal no later than ten (10) days prior to the expiry date of the insurance policies required hereunder. Where the LESSEE fails to take out the insurance or remit a copy of the insurance policies and satisfactory proof of the payment of the premiums or satisfactory proof of their renewal, as the case may be, to the LESSOR, the latter may, without giving notice thereof to the LESSEE, take out such insurance and recover any premium thus paid from the LESSEE.

13.3 "Dangerous substances" - the LESSEE shall not bring flammable, explosive or other materials or substances into the leased premises that would increase the risk of fire or the insurance premiums paid by the LESSOR for the building. The LESSEE shall comply with the regulations and requirements of its insurers and the insurers of the LESSOR, of any inspector conducting an inspection of the leased premises at the request of the LESSOR or of any insurers' association regarding the building's insurance.

13.4 "Cancellation of the insurance" - if an insurance policy covering all or part of the immovable is cancelled or is about to be cancelled, or if the coverage under the terms of a policy is decreased in any way by the LESSOR's or the LESSEE's insurer, because of the use or occupancy of the leased premises by the LESSEE, and if the LESSEE does not remedy the cause that led to the cancellation, the threat

                                                                   EXHIBIT 10.10


        of cancellation or the reduction of the coverage within twenty-four (24) hours of having been notified by the LESSOR, the LESSOR may, at its discretion, either:

        13.4.1 immediately retake possession of the leased premises and give the LESSEE a written notice of its intentions, the whole in accordance with the provisions of Article 22; or

        13.4.2 enter the leased premises and remedy the situation giving rise to said cancellation, threat of cancellation or reduction of coverage; the LESSEE shall then immediately pay the LESSOR for the cost incurred by the latter.

                                   ARTICLE 14
                 REPAIRS, MODIFICATIONS, DESTRUCTION AND IMPROVEMENTS

14.1 "Obligation to repair" - the LESSEE is obliged to undertake, at its expense, with the exception of repairs to the building's structure, all repairs within the leased premises. With respect to repairs to the structure in the leased premises, the LESSEE undertakes to promptly notify the LESSOR of the necessity of such repairs as soon as it takes note thereof and the LESSOR shall make such repairs or any other repairs to the building's structure that it shall deem necessary, at its expense, unless said repairs result from the fault or negligence of the LESSEE or persons for whom or which it is legally liable, in which case the repairs shall be undertaken at the LESSEE's expense. In particular, repairs to the heating, ventilation, air conditioning, sprinkler and plumbing systems, to the hot water heaters (if any), the exits and entrances to the building, the outside windows and the mouldings that are attached to them and all of their accessories are considered to be repairs to the building's structure. Unless stipulated otherwise herein, the LESSEE must replace, repair, maintain, decorate and keep in good working order, at its expense, in the same manner as a diligent owner would do, the leased premises as well as all equipment and accessories that have been installed for the use of the leased premises, as well as all leasehold improvements.

14.2 "Notice from the LESSEE" - the LESSEE must immediately notify the LESSOR in the event of fire or accident in the leased premises or in the building, or of the existence of any defect in the leased premises, or in its business equipment or facilities notwithstanding that said defects do not give rise to any liability on the LESSOR's part.

14.3 "Right of inspection" - throughout the term of this lease, the LESSOR as well as its agents, employees or representatives may, from time to time, access the leased premises, during the building's normal business hours, or in the event of an emergency, at any other time, so as to verify the condition of the leased premises and the repairs, equipment, accessories and improvements that have been made thereto and to make the modifications or repairs that it deems necessary for the safety and preservation of the leased premises as well as of the rentable spaces adjoining the leased premises. Where the LESSEE neglects to repair and ensure the maintenance required hereunder, the LESSOR may, without prejudice to all its other rights or remedies and without being obliged to do so, perform the requisite

                                                                   EXHIBIT 10.10


        repair or maintenance work, and the LESSEE shall immediately reimburse the LESSOR for all amounts disbursed in this respect.

14.4 "Cancellation or reduction of rent" - the partial loss of enjoyment of the leased premises stemming from the need to perform repair, replacement, maintenance, rebuilding, modification or improvement work or stemming from the performance thereof, and regardless of the fact that the party having performed such work is obliged to do so under the terms of this lease, does not constitute a ground to annul or cancel this lease, or for an abatement or reduction in the rent to be paid hereunder, or for any contractual or extra-contractual claim for damages, provided the LESSOR undertakes and completes such work as soon as possible, in light of the circumstances, and with the least possible interference with the LESSEE's activities.

14.5 "Damage or destruction" - in the event of damages to the immovable or to the leased premises or to both, or in the event of their total or partial destruction caused by fire, lightning, storms or by any other accident or similar event, then:

        14.5.1 the lease shall remain in force and shall not be cancelled, except as set out herein;

        14.5.2 the LESSOR must undertake and finish, as soon as possible having regard to the circumstances, the requisite rebuilding and repair work, provided such work is performed as, how and when the LESSOR, at its sole discretion, shall determine, on the understanding that under no circumstances shall the LESSOR be obliged to either repair or rebuild the leased premises or the building in their original form, specifications or dimensions, and provided the building is rebuilt or repaired in compliance with applicable standards then in force for buildings comparable in size and nature to the building that is being rebuilt or repaired;

        14.5.3 upon receipt of the notice from the LESSOR indicating that it has completed the rebuilding or repair work which it was obliged to perform, the LESSEE must immediately undertake and promptly complete the repair and rebuilding of the leased premises and must immediately thereafter start carrying on its business again in the leased premises;

        14.5.4 the LESSEE is not entitled to any abatement or reduction in rent unless the leased premises have been destroyed in whole or in part and then only to the extent that such destruction substantially deprives it of the enjoyment of the leased premises and until the leased premises have been rebuilt or repaired in the manner set out in paragraph 14.5.2 above;

        14.5.5 notwithstanding the provisions of paragraphs 14.5.1, 14.5.2 and 14.5.3, the LESSOR may cancel this lease, at its sole discretion, no later than sixty (60) days following the occurrence of the damages or destruction, by giving the LESSEE a written notice of its intention; such cancellation shall be enforceable on the date indicated in the notice.

                                                                   EXHIBIT 10.10


                Where the LESSOR fails to give such cancellation notice to the LESSEE within the mentioned time period, the LESSOR shall be deemed to have waived its right to cancel this lease pursuant to this paragraph 14.5.5;

        14.5.6 unless the LESSOR has opted to cancel the lease in accordance with the provisions of paragraph 14.5.5, the LESSOR must notify the LESSEE, in writing, within sixty (60) days of the occurrence of the damages or destruction of the building, substantially depriving the LESSEE of the enjoyment of the leased premises, of the date on which the repairs or the rebuilding of the building will be completed and as of which the LESSEE may begin the work under paragraph 14.5.3 (the "notice"); where the time required to make said repairs or rebuilding, under the notice, exceeds one hundred and eighty (180) days, the LESSEE may then cancel this lease, a right that it may exercise, at its sole discretion, no later than ten (10) days following the receipt of the notice. The cancellation by the LESSEE shall be made by means of a written notice addressed to the LESSOR indicating its intention to do so, and such cancellation shall then become executory on the date indicated in the notice in question, which may not be prior to the date of such notice. Where the LESSEE fails to give such cancellation notice to the LESSOR within the mentioned time period, the LESSEE shall be deemed to have waived its right to cancel this lease pursuant to this paragraph 14.5.6.

14.6 "LESSEE's fault" - if the building or the leased premises are partially or totally damaged or destroyed for some reason that is attributable to the negligence or fault of the LESSEE or of any person for whom or which it is legally liable, then, without prejudice to the LESSOR's other rights and remedies and also without prejudice to the rights of subrogation of the LESSOR's insurers:

        14.6.1 the damages may be repaired by the LESSOR at the LESSEE's expense;

        14.6.2 the LESSEE shall forfeit its right to cancel the lease as set out in paragraph 14.5.6 above;

        14.6.3 the LESSEE shall forfeit its right to any suspension or reduction in rent as set out in paragraph 14.5.4.

14.7 "Removal of leasehold improvements" - the LESSEE agrees that all leasehold improvements made by it or by the LESSOR, before or after the lease starting date, become, as of their installation, the property of the LESSOR, without any compensation payable to the LESSEE, and shall remain in the leased premises. Upon expiry or cancellation of the lease, the LESSOR may, however, ask the LESSEE to remove some or all of the leasehold improvements from the leased premises and the LESSEE shall then do so, at its own expense, and return the premises to the status quo ante at the start of the lease, save for normal wear and tear. In the event the LESSEE refuses or neglects to remove all or a part of said leasehold improvements that the LESSOR has asked it to remove in accordance with the foregoing, the LESSOR shall have the right, after having given a written

                                                                   EXHIBIT 10.10


        notice to this effect to the LESSEE granting it a period of five (5) days to remove said leasehold improvements, to carry out, on its own, all the work required to remove said leasehold improvements and the LESSEE shall reimburse the LESSOR, immediately, upon request, for all of the expenses thereby incurred by the LESSOR as well as fees equal to fifteen percent (15%) of such expenses.

14.8 "Requisite facilities" - the LESSOR may install and maintain in the leased premises any and all things that it deems necessary, reasonable or useful for the proper functioning of the building, without any compensation for the LESSEE, provided the presence of any such thing or its maintenance does not unduly interfere with the LESSEE's peaceable enjoyment of the premises.

14.9 "LESSEE's right to make changes" - the LESSEE may, at all times and at its expense, make leasehold improvements to the leased premises which, in its opinion, better meet its business needs provided, however, that:

        14.9.1  before undertaking any work:

                14.9.1.1 it first submits the plans and estimates to the LESSOR and they are duly approved in writing by the latter,

                14.9.1.2 it submits the insurance certificates to the LESSOR, if this has not already been done, confirming that all the insurance to be taken out by the LESSEE hereunder is in force,

                14.9.1.3 it procures the building and other permits necessary to proceed with the work from all competent authorities and provides proof thereof to the LESSOR,

                14.9.1.4 it obtains the approval by the LESSOR of the contractors hired by the LESSEE to perform the work, on the understanding that the union affiliations of the contractors and workers who are to perform the work shall not conflict with the affiliations of the LESSOR's employees;

        14.9.2 all the work carried out by the LESSEE complies with good trade practices, with the plans and estimates that have been approved by the LESSOR and with all the requirements of the statutes, regulations and by-laws that are in force, with all the requirements of the LESSEE's and LESSOR's insurers and with all the LESSOR's regulations that are in force;

        14.9.3 all the work is performed under the LESSOR's supervision and the LESSEE immediately pays the LESSOR, immediately, on demand, a supervision fee equal to fifteen percent (15%) of the cost of the work;

        14.9.4 it does not make any modifications, additions or improvements to the structure, to the outside walls or to any of the electrical, mechanical, ventilation, heating, plumbing, air conditioning or any other system forming part of the building's basic systems without having first obtained the LESSOR's express approval, on the understanding

                                                                   EXHIBIT 10.10


                however that where the work contemplated by the LESSEE affects the structure, the outside walls or any of the aforementioned systems, the LESSOR shall have the right, at its discretion, to perform the work on its own at the LESSEE's expense. Upon completion of the foregoing, or, at the LESSOR's discretion, as the work progresses, the LESSEE shall pay the LESSOR for the cost of the work thus performed, plus an amount equal to fifteen percent (15%) of such cost which represents the LESSOR's fee;

        14.9.5 it removes immediately the building scrap and debris that may accumulate in the course of the work; and

        14.9.6 the work undertaken is carried out in a way that does not conflict with the activities of the LESSOR, of the other tenants or with the operations of the building.

                                   ARTICLE 15
                                     DAMAGES

15.1 "Limitation of the LESSOR's liability" - except in the event of negligence or fault on their part, the LESSOR and any person for whom or which it is legally liable may not, under any circumstances, be held liable for any bodily injury of any nature whatsoever suffered by the LESSEE or any of its employees, representatives or customers, or by any other person who may be found in the leased premises or in the building, or for any damages or loss to property belonging to the LESSEE, its employees or any other person while such property is present in the leased premises or in the building.

15.2 "Waiver by the LESSEE" - the LESSEE expressly waives any reduction in rent, any compensation or any claim for damages, costs, losses or expenses, regardless of the cause, unless the LESSOR's liability is incurred in accordance with the provisions hereof and subject to any provisions to the contrary herein.

                                   ARTICLE 16
                                 RIGHT OF ACCESS

16.1 "Requisite work" - where excavation work must be undertaken in the building or on any property adjacent to the leased premises, the LESSEE must, if required, allow access to the leased premises so that the work can be undertaken or so that damage to the leased premises can be prevented, and the LESSEE shall not be entitled to claim damages, compensation or a reduction in rent as a consequence thereof, provided the work is undertaken with diligence by the LESSOR and with the least possible inconvenience to the LESSEE.

16.2 "Prospective buyers or tenants" - the LESSOR may arrange visits of the leased premises for prospective buyers of the immovable during regular business hours and, during the twelve (12) months preceding the expiry of the lease term, for prospective tenants of the leased premises, and the LESSOR may also place the standard "For Rent" or "For Sale" signs in the leased premises. The LESSEE agrees to tolerate such signs.

                                                                   EXHIBIT 10.10



16.3 "LESSOR's access" - the LESSOR has the right to enter onto the leased premises to undertake repair work, modifications, improvements or additions, including all the work referred to in paragraphs 8.2 and 8.3, without such action by the LESSOR constituting a total or partial eviction of the LESSEE, and the stipulated rent must not be reduced while this work is being performed, unless such work substantially deprives the LESSEE of the enjoyment of the leased premises; except in the case of urgent work, the LESSOR must give the LESSEE at least twenty-four (24) hours' notice before entering into the leased premises to undertake the aforementioned work.

16.4 "LESSOR's right to access where the LESSEE is absent" - where the LESSEE is not present in the leased premises to authorize access in the event of an emergency, as determined by the LESSOR, the LESSOR or its agents may, nonetheless, enter into the leased premises in any manner whatsoever, without being held liable and without affecting the terms, conditions and obligations of this lease. The LESSEE undertakes to remit a key to the LESSOR enabling it to enter into the leased premises at any time in the event of an emergency.

                                   ARTICLE 17
                    COMPLIANCE WITH THE LAW AND COMPENSATION

17.1 "LESSEE's compliance with statutes, regulations and by-laws" - the LESSEE shall, with diligence and at its expense, comply with the applicable statutes, rules, orders and by-laws of the municipal, provincial and federal governments and of all the departments, commissions and bodies of such governments, where applicable, and of any governmental authority that exercises any jurisdiction over the leased premises, the equipment or the accessories installed in the leased premises, the occupancy of the leased premises by the LESSEE or the activities of tenants in the leased premises. At the request of the LESSOR, the LESSEE must, from time to time, provide it as well as its legal advisors, with satisfactory proof that it holds the licenses and permits required to operate its business in the leased premises.

17.2 "LESSOR's compliance with statutes, regulations and by-laws" - the LESSOR shall, with diligence and at its expense, comply with the applicable statutes, rules, orders and by-laws of the municipal, provincial and federal governments and of all the departments, commissions and bodies of such governments, where applicable, and of any governmental authority that exercises any jurisdiction over the immovable, the equipment or the accessories installed in the leased premises.

17.3 "Indemnification by the LESSEE" - the LESSEE agrees to indemnify and hold harmless the LESSOR and take up its defense against fines, penalties, losses, claims, expenses or damages whatever the nature thereof that may result from any breach by the LESSEE and any person for whom or which it is legally liable, of any statute, order, regulation or by-law in force and against any and all damages, losses, expenses and claims that might result from any fault, omission or negligence by the LESSEE and any person for whom or which it is legally liable that might cause bodily injury, including the death of one or more persons, and property damage in the leased premises.

                                                                   EXHIBIT 10.10



17.4 "Environment" - the LESSEE represents and warrants that all the activities to be carried on in the leased premises shall comply with all environmental laws, that the property installed by the LESSEE in the leased premises shall be and shall remain free of any environmental contamination or damage and that it shall inform the LESSOR as soon as it shall learn of any environmentally-related problem. Also, the LESSEE represents and warrants that, to the best of its knowledge, the immovable complies with the environmental laws to which it is subject and that no environmental complaints, lawsuits, investigations or proceedings regarding the LESSOR's activities are pending.

                                   ARTICLE 18
                              LESSEE'S OBLIGATIONS

18.1 "LESSEE's obligations" - besides the LESSEE's other obligations and commitments set out herein, the LESSEE undertakes to the LESSOR to:

        18.1.1  pay the rent and all amounts owed hereunder;

        18.1.2 carry out the appropriate housekeeping in the leased premises at its expense and keep the leased premises clean and in a good state of repair at all times, except for repairs that are incumbent upon the LESSOR hereunder;

        18.1.3 not require the registration of this lease other than by means of a summary, at its expense, after having had the summary approved by the LESSOR, and cancel said registration, at its expense, upon the expiry of the lease term or cancellation of the lease. Where the LESSEE fails to proceed with such cancellation, the LESSOR may do so on its own and the LESSEE shall reimburse the LESSOR for all the expenses incurred by the latter in doing so, plus fifteen percent (15%);

        18.1.4 do nothing that might interfere with the rights of the LESSOR or of the other tenants.

                                   ARTICLE 19
                                  EXPROPRIATION

19.1 "Expropriation" - where any competent authority expropriates the immovable, in whole or in part, for public or quasi-public purposes, the LESSOR shall have the right, at its discretion, to cancel the lease upon simple notice to the LESSEE. Such cancellation shall take effect on the date of the expropriation by the competent authority, the whole without any further obligation of the LESSOR toward the LESSEE and without any right of recourse by the LESSEE against the LESSOR. The LESSEE, on the other hand, shall no longer be required to pay rent to the LESSOR as of the date on which the lease comes to an end. No provision hereof shall adversely affect the rights of the LESSOR or the LESSEE to claim damages from the authority that has undertaken the expropriation.

                                                                   EXHIBIT 10.10



                                   ARTICLE 20
                               HYPOTHEC (MORTGAGE)

20.1 "Movable hypothec" - to secure the payment of the rent and any amount owed or that may be owed to the LESSOR hereunder as well as the fulfillment of the LESSEE's obligations hereunder, the LESSEE hereby grants in favour of the LESSOR a movable hypothec (security interest against personal property) without delivery on all present and future movable property that it owns, located in the leased premises, as well as on the insurance benefits paid with regard to said movable property (the "hypothecated property"), for a sum equal to five (5) times the amount of the rent payable by the LESSEE to the LESSOR for the first year of the lease (the "amount of the hypothec"). To secure any amount owed to the LESSOR that exceeds the above amount of the hypothec, the LESSEE hypothecates the said property for an additional amount equal to twenty percent (20%) of the amount of the hypothec.

20.2 Other documents" - the Lessee undertakes to sign any useful or necessary document for purposes of giving effect to the hypothec granted hereunder.

20.3 "Postponement" - the hypothec under paragraph 20.1 above shall, at all times, be a senior ranking hypothec. Notwithstanding the foregoing, the LESSOR undertakes, on demand by the LESSEE, provided the latter is not otherwise in default hereunder, to postpone its hypothec in favour of any financial institution to which the LESSEE wishes to grant a senior ranking hypothec on the hypothecated property provided such hypothec is granted by the LESSEE in connection with a bona fide financing received by it or by an affiliate from a financial institution or a syndicate of financial institutions for the purchase of the hypothecated property or for its general financing needs.

20.4 "LESSOR's recourses" - in the event the LESSEE is in default of paying any amount owed to the LESSOR hereunder, the LESSOR shall then be entitled, subject to its other rights and recourses, to exercise, with regard to the hypothecated property, the hypothecary recourses under Articles 2748 to 2794 of the Civil Code of Quebec.

                                   ARTICLE 21
                                LETTER OF CREDIT

21.1 The LESSEE must, no later than upon the signing of the lease, remit an irrevocable letter of credit to the LESSOR, drawn on a Canadian chartered bank or other reputable financial institution acceptable to the LESSOR, for an amount equal to the rent payable for the twelve (12) month period beginning on the first day of the month following the remittance of the letter of credit to the LESSOR, i.e., ELEVEN THOUSAND, EIGHT HUNDRED DOLLARS ($11,800), in the form and tenor satisfactory to the LESSOR and its legal advisors. This irrevocable letter of credit must initially (i) take effect on the date of its remittance to the LESSOR and expire on the day preceding the beginning of the second (2nd) year of the lease, (ii) stipulate that the LESSOR may deduct any amount from it, from time to time, that it considers necessary, at its sole discretion, to compensate it for any amount of rent or other amount payable hereunder that is outstanding or for losses or damage

                                                                   EXHIBIT 10.10


        sustained by the LESSOR as a result of any default by the LESSEE pursuant hereto, upon simple presentation of the letter of credit, (iii) that such payment must be noted on said letter of credit and (iv) that such irrevocable letter of credit shall remain in force for the balance. Each time the LESSOR deducts an amount from the irrevocable letter of credit in the above-mentioned manner, the LESSEE must without delay pay the LESSOR an amount equal to the amount deducted from the letter of credit and such amount shall be treated as a security deposit that the LESSOR may appropriate in the same manner as the letter of credit, mutatis mutandis. At least fifteen (15) days before the beginning of the second (2nd) year of the lease and thereafter at least fifteen (15) days before the beginning of each subsequent lease year included in the term of the lease, the LESSEE must remit a new irrevocable letter of credit to the LESSOR drawn on a Canadian chartered bank or another reputable Canadian financial institution acceptable to the LESSOR for an amount equal to the rent payable for the year of the lease in question. Each of these irrevocable letters of credit must comply with the above-mentioned terms, come into force on the date of the beginning of the lease year in question and expire one year later. If the new irrevocable letter of credit is remitted to the LESSOR in compliance with the terms hereof, the LESSOR shall remit the previous letter of credit (including the annotations thereon) to the LESSEE on the date of its expiry and, where applicable, any amount held by the LESSOR, in accordance with the foregoing, as a security deposit. If, for whatever reason, the LESSEE does not remit an irrevocable letter of credit to the LESSOR that complies with the preceding terms when it is required to do so, the LESSOR may deduct the entire amount of the letter of credit then in its possession, notwithstanding the fact that the LESSEE is not otherwise in default hereunder, and this amount shall be treated as a security deposit that the LESSOR may appropriate in the same manner as the letter of credit contemplated in this agreement, mutatis mutandis.

21.2 No amount deducted by the LESSOR in compliance with paragraph 21.1 and constituting a security deposit shall accrue interest in the LESSEE's favour or shall be governed by the provisions of Articles 2283 and following, or Articles 1299 and following of the Civil Code of Quebec.

21.3 No provision of this Article 21 shall relieve the LESSEE of its obligation to pay the LESSOR, when due, the rent or any other amount payable hereunder.

                                   ARTICLE 22
                                     DEFAULT

22.1    "Default" - the LESSEE is in default in the following cases where:

        22.1.1 it fails to pay the rent when due or any other amount owed hereunder;

        22.1.2  it fails to fulfill its commitments under Article 21 herein;

        22.1.3 its obligations hereunder have, at the request of the LESSOR, been secured by a third party (a "surety") and such suretyship ends for any reason whatsoever or is decreased for any reason whatsoever;

                                                                   EXHIBIT 10.10



        22.1.4 during the term of the lease, the property or movable effects located in the leased premises are materially affected by the LESSEE's action or omission in such a way as to decrease any security that exists in the LESSOR's favour;

        22.1.5 an attachment is issued against the LESSEE's property and it fails to obtain a full release of such attachment within seven
                (7) days thereof;

        22.1.6 it or, as the case may be, the surety becomes insolvent, makes a general assignment of its property in favour of its creditors, declares bankruptcy or winds up its business, or takes advantage of any law relating to insolvency or bankruptcy, or if a receiver or trustee is appointed to take control of all or part of the property of the LESSEE or, where applicable, of the surety, or where any action is taken against the LESSEE following a judgment or pursuant to the terms of the lease;

        22.1.7 within fifteen (15) days of a written notice from the LESSOR, the LESSEE fails to remedy any breach of any of the non-monetary commitments, provisions, stipulations or conditions contained in this lease and not specifically provided for elsewhere in paragraph 22.1;

        22.1.8 an insurance policy covering the immovable, including the leased premises, taken out by the LESSOR or the LESSEE, is cancelled or is threatened with cancellation because of the use or occupancy of the leased premises or a part thereof by the LESSEE;

        22.1.9 it fails to comply with the provisions hereof pertaining to assignment and sub-lease;

        22.1.10 it fails to move into the leased premises or take possession thereof and to begin operating its business as required by this lease;

        22.1.11 it does not receive its certification at the latest within thirty (30) days of the signature of the lease or, after having received such certification, it is revoked;

        22.1.12 at any time during the term of the lease, it or any other person removes or attempts to remove any of its movable property from the leased premises without the LESSOR's written permission, except in the normal course of its business activities or during replacement or renovation work;

        22.1.13 the leased premises are used by any other person or for purposes other than those set out in this lease without the LESSOR's written consent;

        22.1.14 it breaches or permits any person under its authority to breach any of the provisions hereof regarding the use of the leased premises.

22.2 "LESSOR's right to cancel the lease" - in the event the LESSEE is in default pursuant hereto, the LESSOR may, at its discretion, without prejudice to all its

                                                                   EXHIBIT 10.10


        other rights and remedies hereunder or by law, cancel the lease by giving written notice to this effect to the LESSEE, in which case the cancellation of the lease shall take effect and the LESSEE shall vacate the leased premises no later than:

        22.2.1 the date of receipt of the notice, in the case set out in paragraph 22.1.6; or

        22.2.2 the thirtieth (30th) day after the date of receipt of the notice so given in all other events of default, without any formal letter of demand or legal proceedings;

        but, in all cases, subject to the LESSEE's obligation to pay the rent and any other amount owed to the LESSOR hereunder until the effective cancellation date and to pay the LESSOR the entire rent payable by the LESSEE for any portion of the term of the lease subsequent to the effective cancellation date. Notwithstanding the foregoing, where the lease has been cancelled for the reason under paragraph 22.1.11, the LESSEE shall not be required to pay the LESSOR the rent payable for any portion of the term of the lease subsequent to the effective cancellation date. Where the LESSOR invokes the grounds for cancellation set out in paragraph 22.1.1 and the LESSEE has failed on more than one occasion to pay the rent when due, the LESSEE shall not, under any circumstances, be entitled to oppose the LESSOR's right to cancel the lease by invoking the right conferred on it under Article 2883 of the Civil Code of Quebec, and the LESSEE hereby expressly waives such right.

22.3 "Abandoned property" - where the LESSEE leaves movable property or accessories in or near the leased premises for more than thirty (30) days after having abandoned or vacated the leased premises or after having returned the key for the leased premises to the LESSOR, the latter shall automatically become, without the need to give any notice or pay the price thereof to the LESSEE, the owner of such movable property and accessories, and the LESSEE may not claim any contractual or extra-contractual damages or make any other claim in this respect; in addition, the LESSEE must indemnify and hold the LESSOR harmless and take up its defense against any claim or lawsuit filed by any person in this respect;

22.4 "LESSEE's obligation to no longer occupy the premises" - in the event the lease is cancelled in accordance with the provisions hereof, the LESSEE must surrender the leased premises or, where it has not already taken possession thereof, must renounce its right of occupancy.

                                   ARTICLE 23
                                   EMPHYTEUSIS

23.1 "No emphyteusis" - this lease shall not, based on any of the contents hereof, be construed to be an emphyteutic lease, and no proprietary right shall be deemed to have been created in favour of the LESSEE pursuant to or by the terms hereof.

                                                                   EXHIBIT 10.10


                                   ARTICLE 24
                                  END OF LEASE

24.1 "Non-renewal"- unless there is an express written agreement to the contrary between the parties, the lease shall not be renewed upon expiry of its term.

24.2 "No tacit renewal" - notwithstanding any provision of the Civil Code of Quebec, this lease shall not be tacitly renewed. Where the LESSEE remains in possession of the leased premises after the expiry of the lease term without the LESSOR's written consent, this extended occupancy shall be subject to a monthly payment, payable in advance, equal to four times the monthly installment of rent for the last month of the lease, without prejudice to the LESSOR's rights to retake possession of the leased premises and to evict the LESSEE without notice or compensation to the latter, or to any other remedies that the LESSOR may have pursuant to this lease or pursuant to the law.

24.3 "Survival of the obligations" - the rights and obligations of the LESSOR and the LESSEE regarding the obligations that arise or exist upon expiry of the term of the lease or upon the cancellation of the lease shall survive such expiry or cancellation. More particularly, and without limiting the generality of the foregoing, the expiry or cancellation of the lease shall not cause any prejudice to the LESSOR's rights regarding arrears of rent, the rights of each of the parties to recover damages for the default of the other party occurring upon or before the expiry or the cancellation date, or any right of compensation with respect to events occurring upon or before the expiry or cancellation date of the term of the lease.

                                   ARTICLE 25
              DECLARATION OF STATUS, RECOGNITION AND SUBORDINATION

25.1 "Declaration of status"- within ten (10) days of a written request from the LESSOR to this effect, the LESSEE must remit to the LESSOR, on the form provided by the LESSOR, a declaration or an attestation regarding the status of this lease and indicating, in particular;

        25.1.1 that this lease is in force without any amendment (or, if there have been amendments, that this lease is in force as amended and indicating the amendments);

        25.1.2 the amount of rent payable at the time in question as well as the date on which rent was last paid;

        25.1.3 whether or not an actual or alleged default by one of the parties exists for which a notice of default has been given and, if such a default exists, indicating the nature and duration of said default;

        25.1.4 all other matters regarding this lease with respect to which the LESSOR may request such a declaration or attestation.

25.2 "Subordination" - the LESSEE expressly agrees that this lease as well as all the LESSEE's rights hereunder are and shall be, for the entire term of the lease, subject to and subordinated to each and every hypothec (mortgage) encumbering the

                                                                   EXHIBIT 10.10


        immovable held by the LESSOR's hypothecary creditors. The LESSEE undertakes to sign, on demand by the LESSOR, any document required by the LESSOR or one of the LESSOR's hypothecary creditors confirming such subordination.

25.3 "Recognition be LESSEE"- the LESSEE shall recognize promptly, on demand, the rights as lessor under this lease of any hypothecary creditor of the LESSOR or of any tenant under any lease (including, without restriction, an emphyteutic lease) relating to all or substantially all of the immovable, or otherwise affecting the immovable, or of a buyer in connection with seizure proceedings or power of sale proceedings under any hypothec charging the immovable, or of any creditor having taken the immovable in payment under a hypothec charging the immovable. In accordance with the irrevocable mandate granted to the LESSOR under paragraph 25.4 below, it shall be entitled to recognize the right of such hypothecary creditor or tenant (as the case may be) on behalf of the LESSEE where the latter fails to sign such documents within ten (10) days of the LESSOR's request to this effect.

25.4 "Execution of documents" - the LESSEE irrevocably names the LESSOR as its agent and signing officer for purposes of signing any agreement, declaration, attestation, acknowledgement or postponement required by this lease or to register postponements in favour of any hypothecary creditor where the LESSEE fails to execute such documents within ten
        (10) days of a demand to this effect from the LESSOR.

                                   ARTICLE 26
                                   ARBITRATION

26.1 "Arbitration" - any disagreement or dispute stemming from this lease and from the relationship between the LESSOR and the LESSEE shall be settled by means of arbitration in accordance with the provisions of Book VII of the Code of Civil Procedure of Quebec, to the exclusion of the regular courts of law, with the exception of disagreements or disputes that may be adjudicated by the Small Claims Division of the Court of Quebec, or which become small claims where the plaintiff opts to decrease its claim to qualify for the jurisdiction of the Small Claims Division of the Court of Quebec, in which case such court shall have full authority to adjudicate the disagreement or the dispute. Any arbitration conducted in accordance with the provisions of this paragraph shall be held in Quebec City and before one arbitrator only.

                                   ARTICLE 27
                                  FORCE MAJEURE

27.1 "Force majeure" - except with regard to the LESSEE's pecuniary obligations hereunder, neither the LESSEE nor the LESSOR shall be held liable for the non-performance of any of their obligations hereunder, or for damages or losses sustained by the other party where said non-performance, damages or losses are the result of an event of force majeure, acts by enemies of Canada, war, disaster, riots, fortuitous or other similar events, or from any other state of emergency or cause that may reasonably be considered beyond the control of either one of the parties.

                                                                   EXHIBIT 10.10


                                   ARTICLE 28
                                OTHER CONDITIONS

28.1 "LESSOR's right to change the location of the leased premises" - at all times before or after the LESSEE takes possession of the leased premises, the LESSOR shall have the right, upon prior notice of sixty
        (60) days, to relocate the LESSEE to other premises of equivalent dimensions located in the building. Where such is the case, the LESSOR undertakes to pay all the expenses related to the plans and estimates as well as all other reasonable expenses for such relocation based on the same layout or for comparable value. The LESSOR shall not, however, be liable for any indirect damages that may ensue from such move. Where the LESSEE is relocated to a floor of the building where the rent per square foot of rental area payable by the other tenants who are also certified entrepreneurs differs from that provided for herein, then the rent payable by the LESSEE shall be adjusted accordingly so that it is equal to the per square foot rate of the rental area paid by such other tenants.

28.2 "Undesirable emanations" - the LESSEE must not discharge or allow the discharge of odors, vapor, water, vibrations, noise or other undesirable emanations from the leased premises or from the equipment or the facilities found therein, which, in the LESSOR's opinion, are unpleasant, may compromise the safety, comfort or convenience of the building for the LESSOR or the occupants or tenants of the building or their agents, visitors or employees.

28.3 "Garbage and refuse" - the LESSEE further undertakes to maintain the leased premises free of garbage, refuse or other products that could contribute to increasing the risk of fire, produce unpleasant or nauseating odors or obstruct the hallways or public spaces. The LESSEE shall put the garbage and refuse in appropriate containers located at locations indicated by the LESSOR which shall have them removed at its own expense.

28.4 "Rules, regulations and by-laws"- the LESSEE undertakes to comply with the rules and regulations the LESSOR may establish from time to time for the good reputation, safety, maintenance, cleanliness and sound administration of the building or the leased premises, including any regulation or by-law that forbids anyone from smoking anywhere in the building, and to ensure that its directors, employees, officers, agents and visitors comply with such regulations or by-laws.

                                   ARTICLE 29
                                FINAL PROVISIONS

29.1 "Cumulative rights" - all the rights and remedies set out herein are cumulative and not alternative. The LESSEE concurs that all the documents attached hereto form an integral part hereof, to avail as if herein recited at length.

29.2 "Real estate broker" - the LESSEE represents and warrants that no real estate agent or broker has negotiated or participated in the discussions or conclusion of this lease.

                                                                   EXHIBIT 10.10


29.3 "Waiver" - any waiver or amendment of the terms and conditions of the lease shall be in writing, subject to the LESSOR's right to establish rules and regulations as stipulated herein and without prejudice to this right.

29.4 "Failure to demand compliance with a condition" - the LESSOR's failure to insist upon the LESSEE's compliance with any provision or condition of this lease or its failure to exercise any right granted to it hereunder does not constitute a waiver of such provision, condition or right pursuant to this lease, or an abandonment thereof, which condition, provision or right shall continue in force and effect.

29.5 "Applicable laws" - this lease shall be governed by the laws in force in the Province of Quebec.

29.6 "Severable clauses" - in the event a provision of this lease should be declared illegal or unenforceable, any such provision shall then be deemed not to form part of the lease, which shall remain in force as if such provision had never formed part of the lease.

29.7 "Gender and number" - the singular shall include the plural and the masculine shall include the feminine, or vice versa, where applicable.

29.8 "Headings" - the headings used in this lease are solely to facilitate comprehension of the text and shall not be construed as forming part of the lease or used for its interpretation.

29.9 "Time limits" - the time limits set out in this lease are of the essence. In addition to all the other circumstances whereby the LESSEE may be in default by the operation of law, the simple occurrence of a default as set out in paragraph 22.1 herein shall put the LESSEE in default pursuant to the provisions of Articles 1594 and following of the Civil Code of Quebec.

29.10 "Acknowledgement" - the LESSOR and the LESSEE acknowledge and agree that they have read, examined, understood and approved this lease, including, without restriction, all the schedules hereto. The LESSEE furthermore acknowledges having obtained all useful and necessary information to make an informed decision regarding the signing of this lease.

29.11 "Successors and assigns" - this lease shall enure to the benefit of and shall bind the parties, their heirs, administrators, successors and assigns.

29.12 "Other agreements" - this lease cancels and supersedes, for all legal intents and purposes, any prior verbal or written agreement or understanding between the parties regarding the leased premises.

                                                                   EXHIBIT 10.10


IN WITNESS WHEREOF, THE LESSOR AND THE LESSEE HAVE SIGNED THIS LEASE ON THE DATES AND AT THE LOCATIONS INDICATED BELOW.

Signed in Quebec City, on this 3rd day of November 1998.


                                           RECRUSOFT INC.

(s)                                   Per: (s) Martin Ouellet
----------------------------------         --------------------------------
Witness                                    Martin Ouellet


Signed in Montreal, on this 10th day of November 1998


                                           SOCIETE EN COMMANDITE EDIFICE LE
                                           SOLEIL ACTING THROUGH ITS GENERAL
                                           PARTNER 9057-6133 QUEBEC INC.

(s)                                   Per: (s) Michel Cyr
----------------------------------         --------------------------------
Witness                                    Michel Cyr

                                                                   EXHIBIT 10.10


                                ADDENDUM TO LEASE


Between:

   Edifice le Soleil Limited Partnership, a duly incorporated corporation acting through its general partner 9057-6133 Quebec Inc, having its headquarters and primary place of business at 255, rue Saint Jacques, Suite 100, in the City of Montreal, Province of Quebec, represented herein by and acting through Mr. Francois Bourbonnais, duly authorized for purposes hereof as he has declared:



      hereinafter referred to as "LESSOR,"



PARTY OF THE FIRST PART


And:

   RECRUSOFT INC., a duly incorporated corporation having its headquarters and primary place of business at 390, rue St-Vallier Est, Suite 401, Quebec City, G1K 3P6, acting and represented by Mr. Martin Ouellet, duly authorized for purposes hereof by a resolution of which a certified copy is attached hereto.



      hereinafter referred to as "LESSEE,"



PARTY OF THE SECOND PART



WHEREAS by lease dated November 3rd nineteen ninety-eight (1998), hereinafter referred to as the "Lease," the LESSOR has leased to the LESSEE for a term of THREE (3) years, starting from December first (1st), 1998, office spaces having a rental surface area of approximately ONE THOUSAND ONE HUNDRED AND FIFTY (1,150) square feet (including 15% common areas) located in the building known as the "CDTI Le Soleil" (hereinafter the "Building"), all of which is shown in the plans prepared by the architects GERPATEC, on October 8, 1998;



WHEREAS by addenda signed on September 16, 1999, the rental surface area of the leased premises was increased to 4,072 square feet and that certain amendments were made to the existing lease without changing the term of the lease;

                                                                   EXHIBIT 10.10


WHEREAS the parties seek to extend the term of the lease;



THE PARTIES HERETO AGREE AS FOLLOWS:



1. Term of the Lease - Article 3.1 of the lease is amended to specify that the term of the lease will be SEVEN (7) years starting on December 1, 1998 and terminating on November 30, 2005.

2. Rent - Starting on December 6, 2001, the rent, specified in paragraph 5.1.3 of the lease, shall be increased by 3.3% per year until the end of the term of the lease, which is November 30, 2005.

3. Taking Possession of the Leased Premises - The LESSEE took possession of the leased premises on August 1, 1999, and accepts them as delivered.

4. Effective Date - This Addendum becomes effective as of the date of signing of this agreement.

5. Lease - All provisions of the lease and the addendum to the lease signed September 16, 1999 remain unchanged.


IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS ADDENDUM IN MONTREAL ON THE DATES INDICATED BESIDE THEIR SIGNATURES.


LESSEE


RECRUSOFT INC.


Date:


Per: Martin Ouellet, authorized for purposes hereof as he has declared

                                                                   EXHIBIT 10.10


Witness:



LESSOR



Edifice le Soleil Limited Partnership acting through its general partner 9057-6133 Quebec Inc.



Date:



Per: Francois Bourbonnais, authorized for purposes hereof as he has declared



Witness:

                                                                   EXHIBIT 10.10


                                ADDENDUM TO LEASE



Between: Edifice le Soleil Limited Partnership, a legally constituted corporation acting through its general partner 9057-6133 Quebec Inc., with its head office and its main place of business at 255, rue Saint-Jacques, Suite 100, in the city of Montreal, province of Quebec, represented herein and acting through Mr. Francois Bourbonnais, duly authorized for the purposes hereof, as he so declares:



                                          hereinafter the "LESSOR"

                                          Party of the first part



And: Recrusoft Inc., a legally constituted corporation, with its head office and its main place of business at 390 Rue St-Vallier Est, Suite 401, Quebec City, G1K 3P6, represented herein and acting through Mr. Martin Ouellet, duly authorized for the purposes hereof pursuant to a resolution of which a certified copy is attached hereto:



                                          Hereinafter the "LESSEE"

                                          Party of the second part



WHEREAS by lease dated November 3, nineteen ninety-eight (1998), hereinafter the "Lease," the Lessor rented to the Lessee, for a three-year (3-yr) term, as of December first (1st) 1998, office space with an approximate rental area of one thousand one hundred and fifty (1,150) square feet (including 15% common areas) located in the building known as "CDTI Le Soleil" (hereinafter the Building), as described in the plans prepared by GERPATEC architects on October 8, 1998;

WHEREAS the parties to the Lease want to increase the rental area of the leased premises pursuant to the Lease;

                                                                   EXHIBIT 10.10


THE PARTIES HERETO AGREE AS FOLLOWS:


1. Rental area: As of August 1, 1999, the total rental area of the leased premises will be increased by approximately 2,922 rentable square feet to a total new rental area (usable space of 3,541 sq. ft. + 15.0% for common areas) of the leased premises to four thousand seventy-two (4,072) square feet (See appendix A). This area shall be measured according to the BOMA 1996 method, and the changes to the rental area, if any, will apply as of August 1, 1999.

2. Taking possession of leased premises: - The Lessee took possession of the leased premises as of August 1, 1999 and accepted them in the state in which they were delivered.

3. Effective date: this Addendum becomes effective as of August 1, 1999 and all the Lessor's and Lessee's obligations pursuant to the Lease will reflect the increase in the rental area as of this date.

4. Lease: All the clauses of the lease, as well as the term, remain unchanged, except for the rental area mentioned in paragraph 1 hereof and the following modifications:


        4.1     Right of first refusal


        For the entire term of the lease, the Lessee, provided that it is not in default under this Lease, can have the right of first refusal to an additional, adjoining space, which is or will become vacant, on the same floor. This right is, however, subordinated to the right already granted to Soft Acoustik, a tenant on the same level. Upon written notice from the Lessor informing the Lessee that the space is or will become available, the Lessee shall inform the Lessor, within ten (10) business days, whether it will exercise its right of first refusal, with respect to the space in question, under terms to be negotiated.


        4.2     Renewal option

                                                                   EXHIBIT 10.10


        The Lessee, provided that it is not in default under this Lease, that it has not subleased the premises, in whole or in part, or assigned the Lease, will have one (1) option to renew its Lease, for an additional 5-year period, under the same terms and conditions, except that the rent mentioned in paragraph 5.1.3 shall be increased by 3.3% per year, for the renewal term. The Lessee shall inform the Lessor by written notice that it is exercising this option, which notice shall be received by the Lessor 6 months before the end of the lease at the latest, failing which this renewal option will be deemed null and void for all legal purposes.


        4.3     Rent


        Notwithstanding the amount of rent provided under paragraphs 5.1.1,
        5.1.2 and 5.1.3 of this lease, the rent payable by the Lessee as of August 1, 1999 will be calculated based on the new rental area of the leased premises, i.e. 4,072 square feet.



        Given that part of the premises will not be used entirely by the Lessee as of August 1, 1999, the Lessee will be extended a rent holiday for a maximum term of 12 months, for a rental area of 600 square feet. If the Lessee physically occupies the premises before the free 12-month period, it will have to pay the applicable rent.


        4.4     Parking


        Notwithstanding the number of parking spaces mentioned in paragraph 8.1 of the lease, the Lessee shall be entitled to a minimum of 2 spaces per 1,000 square feet of rental area.


        4.5     Change of control


        Notwithstanding the stipulations of article 12.6 hereof, the Lessee will not be in default pursuant to a change of control in the company, provided that it informs the Lessor and that this transaction is not a covert method of subleasing within the meaning of article 12.6 of the lease.

                                                                   EXHIBIT 10.10


        4.6     Removal of leasehold improvements


        Notwithstanding article 14.7 of the lease, the Lessor agrees not to require the Lessee to remove the leasehold improvements, except for those with a specialized character, and which, in the Lessor's opinion, cannot be re-used by another Lessee.


        4.7     Lessor's right to change the location of the leased premises


        Notwithstanding article 28.1, the Lessor may change the location of the leased premises, and in all cases in which the location of the leased premises is changed by the Lessor, the existing lease will continue to apply and the rent shall remain unchanged.

                                                                   EXHIBIT 10.10


IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS ADDENDUM IN MONTREAL, ON THE DATES INDICATED NEXT TO THEIR SIGNATURES.


                                    Lessee

                                    Recrusoft Inc.



Date: September 10, 1999

                                    Per: /s/ Martin Ouellet

                                    Authorized for the purposes hereof, as he so declares





                                    Witness



                                    Lessor

                                    Edifice le Soleil Limited Partnership,
                                    acting through its general partner 9057-6133
                                    Quebec, Inc.



Date: September 16, 1999

                                    Per: Francois Bourbonnais

                                    Authorized for the purposes hereof, as he so declares



                                    Witness

                                                                   EXHIBIT 10.10


                                 LEASE AGREEMENT


BETWEEN:


   Edifice Le Soleil Limited Partnership, a duly incorporated corporation acting through its general partner 9057-6133 Quebec Inc. with headquarters and primary business location at 255, rue Saint-Jacques, Suite 100, in the city of Montreal, Quebec, represented herein by Mr. Francois Bourbonnais, duly authorized as he has declared, hereinafter designated the "LESSOR";


AND:


   RECRUSOFT INC., with a place of business at 390, rue St-Vallier Est, Suite 401, Quebec City, G1K 3P6, represented by Mr. Martin Ouellet, duly authorized as he has declared, hereafter designated the "LESSEE."



WHEREAS the LESSEE currently occupies leased premises of 4,072 square feet on the 4th floor of the building and wishes to enlarge its space;



WHEREAS the LESSEE wants new space with an additional area of approximately 5,000 square feet, adjoining and on the same building floor as the current space; and whereas the LESSOR plans to make that additional area available for occupancy within 5 to 6 months;


WHEREAS the LESSEE wishes to negotiate a long-term lease for all its space;


WHEREAS the LESSEE needs in the immediate future an additional space on a temporary basis and the LESSOR has such space on the 3rd floor of the building at 390 rue St-Vallier, Quebec City.


WHEREAS the LESSEE agrees to start its operations in a temporary space:

                                                                   EXHIBIT 10.10


THE FOLLOWING IS AGREED:


1. The space defined as the leased premises, having a surface area of 4,072 square feet, is located in the south part of the 3rd floor of the building (see attached plan).


2. The leased premises shall be delivered in their current state as seen and accepted by the LESSEE, except that the common wall shall be covered with unpainted drywall with unsealed joints. Ventilation and air conditioning equipment shall be made operational.


3. The total gross monthly rent, including the basic rent and the additional rent, including the cost for taxes, energy, lighting, and operating costs (except for housekeeping), is established as follows:


      October 1999      free

      November 1999     $2,000

      December 1999     $2,400

      January 2000      $2,800

      February 2000     $3,200

      March 2000        $4,000

      April-June 2000   $4,000


4. This rent is payable in advance at the beginning of each month.


5. This agreement is in effect until the new permanent offices become available for occupancy by the LESSEE, as outlined in the rental lease to be drawn up between the parties within thirty days from the signature of this agreement. If after a period of 8 months, the lease covering the new permanent offices is not signed, the premises contemplated herein shall become the permanent premises and be entirely integrated into the current lease by means of addenda as per the terms and conditions of the effective lease, including leasehold improvements and the LESSOR's work.


6. The leased premises shall be delivered to the LESSEE 10 days after the signature of this agreement by the parties.

                                                                   EXHIBIT 10.10


7. The LESSEE shall provide the same insurance coverage for the new premises as it does for its present lease on the 4th floor.


8. The LESSEE may receive eight (8) additional indoor parking spaces in Block C at the current effective rental rate.


THE PARTIES HAVE ACCEPTED THE CONDITIONS HEREIN AND HAVE SIGNED IN QUEBEC CITY ON THIS __ DAY OF SEPTEMBER 1999.


"LESSOR"

EDIFICE LE SOLEIL LIMITED PARTNERSHIP

Acting through its general partner 9057-6133 Quebec Inc.



Per: Francois Bourbonnais                       Witness



"LESSEE"

RECRUSOFT INC.

Per: Martin Ouellet                             Witness

                                                                   EXHIBIT 10.10

                                                         July 19, 2000

                                ADDENDUM TO LEASE

Between: Edifice le Soleil, a limited partnership governed by the laws of Quebec and acting through its general partner 9057-6133 Quebec Inc., with its head office and its main place of business at 255, rue Saint-Jacques, Suite 100, in the city of Montreal, province of Quebec, represented herein and acting through Mr. Francois Bourbonnais, duly authorized for the purposes hereof, as he so declares:

                                                hereinafter the "Lessor"

                                                Party of the first part

And: Recrusoft.com (Canada) Inc., a legally formed corporation, with its head office and its main place of business at 390 Rue St-Vallier Est, Suite 401, Quebec City, G1K 3P6, represented herein and acting through Mr. Martin Ouellet, duly authorized for the purposes hereof pursuant to a resolution of which a certified copy is attached hereto:

                                                Hereinafter the "Lessee"

                                                Party of the second part

WHEREAS, by lease dated November 3, nineteen ninety-eight (1998), hereinafter the "Lease," the Lessor rented to the Lessee, for a three (3) year term, as of December first (1st) 1998, office space with an approximate rental area of one thousand one hundred and fifty (1,150) square feet (including 15% common areas) located on level 5 of the building known as "CDTI Le Soleil" (hereinafter the Building), as described in the plans prepared by Gerpatec architects on October 8, 1998;

WHEREAS through the addendum signed on September 16, 1999, the rental area of the leased premises was increased to 4,072 square feet, and certain amendments were made to the existing lease, without changing the term of the lease;

                                                                   EXHIBIT 10.10

WHEREAS on September 20, 1999 the parties signed an agreement for the temporary rental, from October 1, 1999 to June 30, 2000, of a rental area of 4,072 square feet on level 4 of the same building as the original Leased Premises (block A).

This agreement was intended to allow the Lessee to wait for the end of construction of new premises in Block B, the delivery of which was planned for September 1, 2000.

WHEREAS on March 8, 2000, the parties signed an agreement to extend the term of the lease until November 30, 2005, and to increase the rental area of the leased premises to 14,144 square feet.

WHEREAS the parties to the Lease want to increase the leased premises by adding the rental area currently occupied by SoftAcoustik on level 5 (4th floor) of Block A.

THE PARTIES HERETO AGREE AS FOLLOWS:


1. Rental area: The rental area of the Leased Premises shall increased by five thousand two hundred ninety-one square feet (5,291 sq. ft.), "hereinafter the Additional Rental Area," in order to go from fourteen thousand one hundred forty-four square feet (14,144 sq. ft.) to nineteen thousand four hundred thirty-five square feet (19,435 sq. ft.). The additional space is located on level 5 of Block A, as specified on the plan of leased premises appearing in appendix 1 hereto.

The rental area shall be measured according to the BOMA method (June 1996) and adjustments will be made to the lease according to the new measurements as of the effective date hereof.

The Lessee shall take possession of the Additional Rental Area in its current state, as of October 1, 2000. The Lessee states that it has inspected said state of the premises, and that it is satisfied with it. All layout shall be conducted at the Lessee's expense;

                                                                   EXHIBIT 10.10

2. Rent: As of September 1, 2000, the rent mentioned in paragraph 5.1 of the lease will be modified as follows:

Start date            End date              Annual rental rate      Applicable surface
----------            --------              ------------------      ------------------
October 1, 2000       November 30, 2000     $13.98                  16,935 sq. feet
December 1, 2000      November 30, 2001     $15.27                  19,435 sq. feet
December 1, 2001      November 30, 2002     $15.94                  19,435 sq. feet
December 1, 2002      November 30, 2003     $16.35                  19,435 sq. feet
December 1, 2003      November 30, 2004     $17.05                  19,435 sq. feet
December 1, 2004      November 30, 2005     $17.48                  19,435 sq. feet

3. Effective date: This Addendum will become effective as of the signature hereof.

4. Lease: All the clauses of the lease signed on November 3, 1998, of the addendum to the lease signed on September 16, 1999, of the rental agreement signed on September 20, 1999, and of the addendum to the lease signed on March 8, 2000 remain unchanged, except for the temporary rental agreement of September 20, 1999, which is extended until August 31, 2000.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS ADDENDUM IN QUEBEC CITY, ON THE DATES INDICATED NEXT TO THEIR SIGNATURES.

                            Lessee

                            Recrusoft.com (Canada) Inc.



Date: July 13, 2000

                            Per: Martin Ouellet

                                                                   EXHIBIT 10.10

                           Authorized for the purposes hereof, as he so declares



                           Witness

                           Lessor

                           Edifice le Soleil limited partnership, acting through its general partner 9057-6133 Quebec, Inc.

Date: July 20, 2000

                           Per: Francois Bourbonnais

                           Authorized for the purposes hereof, as he so declares


                           Witness

                                ADDENDUM TO LEASE

Between:


EDIFICE LE SOLEIL LIMITED PARTNERSHIP, a limited partnership under the laws of Quebec, acting through its general partner, 9057-6133 Quebec Inc., having its headquarters and principal place of business at 255, rue Saint Jacques, Suite 100, in the City of Montreal, Province of Quebec, represented herein by and acting through Mr. Francois Bourbonnais, duly authorized for purposes hereof as he has declared:

           hereinafter referred to as "LESSOR,"

PARTY OF THE FIRST PART

And:

RECRUSOFT.COM (CANADA) INC., a duly incorporated corporation having its headquarters and primary place of business at 390, rue St-Vallier Est, Suite 401, Quebec City, G1K 3P6, acting and represented by Mr. Jean Lavigueur, duly authorized for purposes hereof by a resolution of which a certified copy is attached hereto.

           hereinafter referred to as "LESSEE,"

PARTY OF THE SECOND PART

WHEREAS by lease dated November 3rd nineteen ninety-eight (1998), hereinafter referred to as the "Lease," the LESSOR has leased to the LESSEE for a term of THREE (3) years, starting from December first (1st), 1998, office spaces having a rental surface area of approximately ONE THOUSAND ONE HUNDRED AND FIFTY (1,150) square feet (including 15% common areas) located on level 5 in the building known as the "CDTI Le

Soleil" (hereinafter referred to as the "Building"), all of which is shown in the plans prepared by GERPATEC architects, on October 8, 1998;

WHEREAS by addendum signed on September 16, 1999, the rental surface area of the leased premises was increased to 4,072 square feet and certain amendments were made to the existing lease without changing the term of the lease;

WHEREAS on September 20, 1999, the parties signed an agreement for temporary leasing from October 1, 1999 to June 30, 2000, of a space of 4,072 square feet of rental area located on level 4 of the same building as the original Leased Premises (Block A).

This agreement was intended to allow the LESSEE to wait for the end of construction of new premises in Block B, the delivery of which is planned for September 1, 2000.

WHEREAS the parties to the Lease wish to extend the term of the lease and increase the rental surface area of the Leased Premises;

THE PARTIES HERETO AGREE AS FOLLOWS:


1. Term of the Lease - Article 3.1 of the lease has been amended to specify that the term of the lease shall be SEVEN (7) years starting on December 1, 1998 and terminating on November 30, 2005.

However, the LESSEE may, on written notice of six (6) months, terminate the Lease on December 1, 2002, if the LESSOR is not able to provide the LESSEE with additional space of a minimum of 5,000 square feet in the complex.

In the event of termination before the end of term of the Lease, the LESSEE shall pay the LESSOR a penalty corresponding to the undepreciated part of the leasehold improvements as defined in paragraph 7 of this agreement below.

Rental Surface Area - The total rental surface area of the Leased Premises shall be modified as follows:

Block A    Level 5:  4,072 square feet

           Level 4:  4,072 square feet

Block B    Level 5:  3,500 square feet

Block D    Level 5:  2,500 square feet

29.13      TOTAL    14,144 square feet

             The rental surface area shall be measured according to the BOMA method (June 1996) and the lease shall be adjusted to reflect the new dimensions starting on September 1, 2000 for Blocks A and B and on December 1, 2000 for Block D.

2. Rent - Starting on September 1, 2000, the rent specified in paragraph 5.1 of the lease shall be modified to reflect a total weighted rent applicable to the total rental surface area of 14,144 square feet, including the cost of leasehold improvements for Blocks B and D which are amortized over the term of the Lease and allocated over the rental surface area of the leased premises. A detailed calculation of the rent for the period from September 1, 2000 to November 30, 2005 is shown in Schedule "A" of this agreement. For the period from September 1, 2000 to December 1, 2000, the rent for Block B shall apply to the surface area of 3,500 square feet.

3. Taking Possession of the leased premises - The LESSEE shall take possession of the Rented Premises according to the following schedule:

3.1.       Block A   Level 5:  1,150 square feet delivered on December 1, 1998

3.2.       Block A   Level 5:  2,922 square feet delivered on August 1999

3.3.       Block A   Level 4:  4,072 square feet delivered October 1, 1999

3.4.       Block B   Level 5:  3,500 square feet that shall be delivered on
                               September 1, 2000 as per the estimate referred to in Schedule B hereinafter

3.5.       Block D   Level 5:  2,500 square feet that shall be delivered on
                               December 1, 2000 as per the estimate referred to in Schedule B hereinafter

4. Effective Date - This Addendum takes effect from the date of the signature of this agreement.

5. Lease - All provisions of the lease signed on November 3, 1998, of the lease addendum signed on September 16, 1999, as well as the rental agreement signed on September 20, 1999, remain unchanged except for the September 20, 1999 agreement, which is extended until August 31, 2000.

6. Special Improvements - The LESSOR undertakes to construct, at a location determined by the LESSEE, an inside stairway joining the spaces on levels 4 and 5 of Block A. The maximum allocation for this improvement is $10,000.

7. Leasehold Improvements to Blocks B and D - The LESSEE may benefit from an allocation of TWENTY DOLLARS ($20.00) per square foot of rental area for the LESSEE's improvements in the part of the leased premises located in Blocks B and D with an approximate total surface area of 6,000 square feet.

The cost of the leasehold improvements by the LESSEE shall be reimbursed over the term of the lease at a rate of 10.0% and allocated over the entire surface area of the leased premises (14,144 square feet).

8. Letter of Credit - By April 1, 2000 at the latest, the LESSEE shall submit to the LESSOR an irrevocable letter of credit, drawn on a Canadian chartered bank or another reputable financial institution acceptable to the LESSOR, in the amount of SEVENTY-FIVE THOUSAND DOLLARS ($75,000), satisfactory in form and content to the LESSOR and its legal counsel. This irrevocable letter of credit shall initially: i) become effective on the date of submittal and expire on the day preceding the start of the second (2nd) year following its issuance; ii) stipulate that the LESSOR may deduct from the letter of credit, from time to time, at its sole discretion, any amount that it considers necessary to compensate for any rent or other amount payable under this agreement and remaining unpaid, or for losses or damages incurred by the LESSOR as a result of any default of the LESSEE pursuant to this lease, on simple presentation of the letter of credit; iii) that such payment must be noted on the letter of credit; and iv) that the irrevocable letter of credit shall remain in force for the balance. The LESSEE shall immediately, each time the LESSOR deducts any amount from the irrevocable letter of credit in the above-mentioned manner, pay the LESSOR an amount equal to the amount deducted from the letter of credit, and this amount shall be treated as a security deposit that the LESSOR may appropriate in the same manner as the letter of credit, mutatis mutandis. At least fifteen (15) days before the start of the second (2nd) year following its issuance and thereafter, at least fifteen (15) days before the start of each subsequent year until November 30, 2005, the LESSEE shall submit to the LESSOR a new irrevocable letter of credit drawn on a Canadian chartered bank or another reputable Canadian financial institution acceptable to the LESSOR in the amount as determined below:

           Starting on April 1, 2001 the amount of SEVENTY-FIVE THOUSAND DOLLARS ($75,000) shall be reduced by FIFTEEN THOUSAND DOLLARS ($15,000) per year.

Each of these irrevocable letters of credit shall conform to the foregoing provisions, become effective on the starting date of the lease year in question, and expire one year later. If the new irrevocable letter of credit is submitted to the LESSOR in accordance with the terms of this agreement, the LESSOR shall return to the LESSEE the prior letter of credit (with the annotations thereon) on the date of its expiration and, if necessary, any amount held by the LESSOR, in accordance with the foregoing, as a security deposit. If, for whatever reason, the LESSEE does not return to the LESSOR an irrevocable letter of credit in accordance with the foregoing provisions at the time it is required to do so, the LESSOR may deduct the entire amount of the letter of credit in its possession at that time, notwithstanding the fact that the LESSEE is not otherwise in default under this Lease, and this amount shall be treated as a security deposit that the LESSOR may appropriate in the same way as the letter of credit hereunder, mutatis mutandis.

Notwithstanding the foregoing, the LESSOR shall send written notice to the LESSEE notifying it to remedy unfulfilled obligations or defaults within five
(5) business days. If the LESSEE does not remedy the breaches or defaults within this time, the LESSOR may apply the above-specified procedures.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS ADDENDUM IN QUEBEC CITY ON THE DATES INDICATED BY THEIR SIGNATURES.

                                     LESSEE

RECRUSOFT.COM (CANADA) INC.

Date: March 8, 2000

Per: Jean Lavigueur

Authorized for purposes hereof as he has declared

Witness

                                     LESSOR

Edifice du Soleil Limited Partnership

Acting through its general partner 9057-6113 Quebec Inc.

Date: March 9, 2000

Per: Francois Bourbonnais

Authorized for purposes hereof as he has declared

Witness

                                ADDENDUM TO LEASE

Between: Edifice le Soleil, a limited partnership governed by the laws of Quebec and acting through its general partner 9057-6133 Quebec Inc., with its head office and its main place of business at 255, rue Saint-Jacques, Suite 100, in the city of Montreal, province of Quebec, represented herein and acting through Mr. Francois Bourbonnais, duly authorized for the purposes hereof pursuant to a resolution of which a certified copy is attached hereto:

                                    hereinafter the "Lessor"

                                    Party of the first part



And: Recrusoft (Canada) Inc., a legally constituted corporation, with its head office and its main place of business at 330 Rue St-Vallier Est, Suite 400, Quebec City, G1K 3P6, represented and acting through Mr. Jean Lavigueur, duly authorized for the purposes hereof pursuant to a resolution of which a certified copy is attached hereto:



                                    Hereinafter the "Lessee"

                                    Party of the second part



WHEREAS by lease signed on November 3, nineteen ninety-eight (1998), hereinafter called the "Lease," the Lessor rented to the Lessee, for a three (3) year term, as of December first (1st) 1998, office space with an approximate rental area of one thousand one hundred and fifty (1,150) square feet (including 15% common areas) located on Level 5, in the building known as "CDTI Le Soleil" (hereinafter the Building), as described in the plans prepared by Gerpatec architects on October 8, 1998;

WHEREAS through the addendum signed on September 16, 1999, the rental area of the leased premises was increased to 4,072 square feet, and certain amendments were made to the existing lease, without changing the term of the lease;

WHEREAS on September 20, 1999, the parties signed an agreement for the temporary rental, from October 1, 1999 to June 30, 2000, of a rental area of 4,072 square feet located on the 4th level of the same building as the original Leased Premises;

WHEREAS through the addendum signed on March 8, 2000, the term of the Lease was extended until November 30, 2005 and rental area of the leased premises was increased to 14,144 square feet;

WHEREAS through the addendum signed on July 13, 2000, the rental area defined in the Lease was increased by 5,291 square feet, from 14,144 square feet to 19,435 square feet;

WHEREAS the rental area as of July 13, 2000 was measured according to the BOMA method (June 1996) and revised to 20,747 square feet, according to the measurement certificate issued by Mr. Richard Carrier, a surveyor with the firm of Gosselin, Parent, Lemay, Carrier & Associates, a surveyors (general partnership), dated January 8, 2001 under minute 5206;

WHEREAS the Lessee wants to increase the leased premises by adding rental area of 5,332 square feet located on the south side of Level 4 (3rd floor) of 390, rue Saint-Vallier east, increasing the total rental area to 26,079 square feet, and whereas the Lessee accepts this new rental area;

THE PARTIES HERETO AGREE AS FOLLOWS:


1. Rental area - The rental area of the Leased Premises will be increased by five thousand three hundred thirty-two square feet (5,332 sq. ft.), hereinafter the "additional rental area," in order to increase the total rental area to twenty-six thousand seventy-nine square feet (26,079 sq. ft.). The additional rental area is located on the South side, on Level 4

(3rd floor) of 390, rue Saint-Vallier east, as specified in red on the plan of the leased premises appearing in appendix 1 hereto.

The Lessee will take possession of the Additional Rental Area in its current state as of August 1, 2001. The Lessee states that it has inspected said state of the premises and is satisfied with it. All layout work will be conducted at the Lessee's expense, and the rent will be payable on the total rental area as of October 1, 2001. The date of taking possession may be postponed by 1 month without penalty for the Lessor. The date mentioned in article 3, i.e. October 1, 2001, will be moved accordingly to November 1, 2001.

2. Extension of Lease term - The Lessee agrees to extend the lease until November 31, 2007. The rent for the additional period shall be defined according to paragraph 3 hereof.

3. Rent - As of October 1, 2001, the rent mentioned in paragraph 5.1 of the lease shall be modified as follows:

Start date                   End date                   Annual rental rate         Applicable surface

December 1, 2000             September 31, 2001         $15.27                     20,747 sq. feet
October 1, 2001              November 31, 2001          $16.82                     26,079 sq. feet
December 1, 2001             November 30, 2002          $16.82                     26,079 sq. feet
December 1, 2002             November 30, 2003          $17.23                     26,079 sq. feet
December 1, 2003             November 30, 2004          $17.93                     26,079 sq. feet
December 1, 2004             November 30, 2005          $18.36                     26,079 sq. feet
Extension
December 1, 2005             November 30, 2006          $17.44                     26,079 sq. feet
December 1, 2006             November 30, 2007          $17.92                     26,079 sq. feet


4. Storage - As of April 1, 2001, the Lessee may benefit from storage space with a rental area of 596 square feet (suite 022B) located on Level 0 of 330, rue Saint-Vallier east (as identified in the plan attached hereto). The Lessee undertakes, as of April 1, 2001, and for the term of the lease, to pay the Lessor a total gross rent of $7.00 per rented square foot for this storage space.

5. Effective date - This Addendum will become effective as of the signature hereof.

6. Work to be performed by the Lessor - The Lessor undertakes to redo the roof of building A, as soon as the weather allows. The Lessor also undertakes, before October 31, 2001, to install new thermal windows on the leased premises located at 390, rue Saint-Vallier in Quebec City.

7. Parking - The Lessee is entitled to the right to use 2 parking spaces per 1,000 square feet of total rental area, according to the rent established from time to time by the Lessor and as per the prices found on the market.

8. Outside display - The lessee may post its signs, at its expense, on the East side of the building located at 390, rue Saint-Vallier. The signage shall comply with the display plan of the Lessor and the municipal by-laws in effect.

9. Leasehold improvements - The lessee shall benefit from an allowance of one hundred six thousand six hundred dollars ($106,600) excluding any sales tax, to pay for the cost of leasehold improvements that it will carry out on the Additional Rental Area. The lessee agrees to repay this amount over the remaining term of the lease of Seventy-Five (75) months, at the rate of 10.0%. This rent is included in the rent specified in paragraph 3 hereof. The Lessee shall use the Contractor designated by the Lessor to perform the layout work.

10. Conditional agreement - This agreement is conditional upon the Lessor being able, within 60 days following the signature hereof by the Lessee, to repossess the spaces contemplated in this agreement for the extension of the leased premises.

11. Lease - All the clauses of the lease signed on November 3, 1998, of the addendum to the lease signed on September 16, 1999, the rental agreement signed on September 20, 1999, the addendum to the lease signed on March 8, 2000 and the addendum to the lease signed on July 13, 2000 remain unchanged, except for the clauses modified by this agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS ADDENDUM IN QUEBEC CITY, ON THE DATES INDICATED NEXT TO THEIR SIGNATURES.

                                    Lessee

                                    Recrusoft (Canada) Inc.



Date: May 8, 2001

                                    Per: Jean Lavigueur

                                    Authorized for the purposes hereof, pursuant to a resolution





                                    Witness

                                    Lessor

                                    Limited partnership Edifice le Soleil,
                                    acting through its general partner 9057-6133
                                    Quebec, Inc.

Date: June 12, 2001

                                    Per: Francois Bourbonnais

                                    Authorized for the purposes hereof, pursuant to a resolution





                                    Witness

ADDENDUM NO. 6, DATED THE 5th DAY OF FEBRUARY 2003 TO THE LEASE AGREEMENT DATED THE 3rd DAY OF NOVEMBER 1998 AND TO ADDENDA NUMBERS 1, 2, 3, 4, 5 AND 6 (TOGETHER THE "LEASE") BETWEEN LIMITED PARTNERSHIP "EDIFICE LE SOLEIL" (THE "LESSOR") AND RECRUITSOFT (Canada) INC. (THE "LESSEE")





THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Starting on April 1, 2003 (the "EFFECTIVE DATE"), the Leased Premises shall be increased by an area of eight thousand eight hundred and ninety-eight (8,898) square feet, as approximately indicated in red on the attached map as Schedule "A-1" (the "ADDITIONAL Space").



         2. The term for the Additional Space shall commence April 1, 2003, and shall terminate on the same date as the Lease, which is November 30, 2007.



         3. Starting on April 1, 2003, the rent specified in paragraph 5.1 of the Lease shall be modified as follows:


Start Date            End Date               Yearly Rate      Area
                                                              Rent per square foot
April 1, 2003         September 30, 2003     $17.20           34,977 square feet
October 1, 2003       November 30, 2003      $17.68           34,977 square feet
December 1, 2003      November 30, 2004      $18.35           34,977 square feet
December 1, 2004      November 30, 2005      $18.79           34,977 square feet
December 1, 2005      November 30, 2006      $18.24           34,977 square feet
December 1, 2006      November 30, 2007      $18.73           34,977 square feet

4. The LESSEE shall benefit from an allocation of one hundred and thirty-three thousand four hundred and seventy dollars ($133,470), not including sales taxes, to pay for leasehold improvements that it will make in the additional rental area. The LESSEE agrees to reimburse this amount over the term of the lease at a rate of 10%. This rent is included in the rent specified in paragraph 3 of this agreement.

5. The LESSEE represents and warrants that no broker, agent or other intermediary has negotiated or facilitated the signature and the negotiation of this Addendum No. 6, and the LESSEE shall indemnify the LESSOR and hold it harmless against any claim made by any broker, agent or other intermediary.



6. The terms and expressions used in this Addendum No. 6 that are defined in or determined by the Lease shall have the same meanings as those ascribed to them respectively in the Lease.



7. Except for everything expressly deleted, modified or amended by the provisions of this Addendum No. 6, the Lease remains fully in effect as so modified and amended.



8. The LESSOR grants to the LESSEE a right of refusal on the same floor as the RENTAL AREAS in blocks B and C.



9. The LESSEE shall, within ten (10) days of signing this Addendum, remit to the LESSOR a letter of credit in the amount of seventy-five thousand dollars ($75,000), which shall decrease by eighteen thousand seven hundred and fifty dollars ($18,750) on April 1st of each year. Said letter nullifies and supersedes the one already issued in the amount of forty-five thousand dollars ($45,000).



IN WITNESS WHEREOF, the LESSOR and the LESSEE have duly signed this Addendum No. 6 in Quebec City, Province of Quebec, on the above-given date.

                           LIMITED PARTNERSHIP "EDIFICE LE SOLEIL"

                           ACTING THROUGH ITS GENERAL PARTNER 9057-6133 QUEBEC INC.

                           ITSELF ACTING THROUGH ITS AGENT EMGI INC.

                           "LESSOR"

                           Per:         (S) Gilles Lavallee
                                   ---------------------------------------------
                                   Gilles Lavallee, President, duly authorized as he has so declared.

                           RECRUITSOFT (CANADA) INC.
                           "LESSEE"

                           Per:         (S) Jean Lavigueur
                                    --------------------------------------------
                                    Jean Lavigueur duly authorized as he has so declared.

ADDENDUM NO. 7 DATED THE 14th DAY OF AUGUST 2003 TO THE LEASE AGREEMENT DATED THE 3rd DAY OF NOVEMBER 1998 AND TO ADDENDA NUMBERS 1, 2, 3, 4, 5 AND 6 (TOGETHER THE "LEASE") BETWEEN LIMITED PARTNERSHIP "EDIFICE LE SOLEIL" (THE "LESSOR") AND RECRUITSOFT (Canada) INC. (THE "LESSEE")





THE PARTIES HERETO AGREE AS FOLLOWS:

1. As of November 1, 2003, or as of the date of occupancy if it occurs before the "EFFECTIVE DATE," the Leased Premises shall be increased by an area of six thousand one hundred and seventeen (6,117) square feet, as approximately indicated in red on the attached plan in Schedule "A-1" (the "ADDITIONAL SPACE.")



         The term for the Additional Space shall begin on November 1, 2003, or on the date of occupancy if this occurs before such date, and terminate on the same date as the Lease, i.e. November 30, 2007.

2. Starting on November 1, 2003, or on the date of occupancy if this occurs prior to such date, the rent specified in paragraph 5.1 of the lease shall be modified as follows:

         Start Date                End Date         Yearly Rate            Area
                                                                  Rent per square foot
         November 1, 2003    November 30, 2003     $18.04         41,094 square feet

         December 1, 2003    November 30, 2004     $18.70         41,094 square feet

         December 1, 2004    November 30, 2005     $19.14         41,094 square feet

         December 1, 2005    November 30, 2006     $18.75         41,094 square feet

         December 1, 2006    November 30, 2007     $19.25         40,094 square feet

3. The LESSEE shall benefit from an allocation of ninety-one thousand seven hundred and fifty-five dollars ($91,755), not including sales taxes, to pay for leasehold improvements that it will make to the additional rental area. The LESSEE agrees to reimburse this amount over the term of the lease at a rate of 10%. This rent is included in the rent specified in paragraph 3 of this agreement.



4. The LESSEE shall assume all costs associated with the construction of a stairway connecting the 2nd and 3rd floors.



5. Throughout the term of the lease and any extension of the lease, the LESSEE shall have the right at any time, on 3 months' notice, to release itself of its obligations related to the premises or any part thereof contemplated in this addendum. Upon returning the premises or part of the premises, the LESSEE shall pay to the LESSOR the equivalent of three months' rent (if the premises have not yet been re-leased), pay all amounts still due to the LESSOR for the improvements and, if necessary, the undepreciated amount for the stairway paid by the LESSOR as well as for the restoration of the premises to their original condition should the stairway prove unnecessary.

         The LESSEE may itself decide on the choice of the premises and the area of the premises in respect of which its obligations shall be terminated provided the premises returned are not hemmed in by the premises kept by the LESSEE.

6. The LESSEE represents and warrants that no broker, agent or other intermediary has negotiated or facilitated the signature and the negotiation of this Addendum No. 7 and the LESSEE shall indemnify the LESSOR and hold it harmless against any claim made by any broker, agent or other intermediary.



7. The terms and expressions used in this Addendum No. 7 that are defined in or determined by the Lease shall have the same meanings as those ascribed to them respectively in the Lease.



8. Except for everything expressly deleted, modified or amended by the provisions of this Lease No. 7, the Lease remains fully in effect as so modified and amended.

9. The LESSEE shall, within ten (10) days of signing the Addendum, remit to the LESSOR a letter of credit in the amount of ninety-five thousand dollars ($95,000), which shall decrease by thirty-one thousand six hundred sixty-six dollars and sixty-seven cents ($31,666.67) on March 1st of each year. Said letter nullifies and supersedes the one already issued in the amount of seventy-five thousand dollars ($75,000). Should the LESSEE decide to exercise its right to terminate its obligations prematurely in respect of the premises or part thereof, the letter of guarantee may be reduced proportionately to the area of the premises returned.

From six to nine months before the date of termination of the Lease, the LESSEE shall notify the LESSOR of its intention to renew or not renew this Lease. The Parties agree to negotiate the conditions of the new prospective Lease within a reasonable period of time.

IN WITNESS WHEREOF, the LESSOR and the LESSEE have duly signed this Addendum No. 7 at Quebec City, Province of Quebec, on the above-given date.

                           LIMITED PARTNERSHIP "EDIFICE LE SOLEIL"

                           ACTING THROUGH ITS GENERAL PARTNER 9057-6133 QUEBEC INC.

                           ITSELF ACTING THROUGH ITS AGENT EMGI INC.

                           "LESSOR"

                           Per:         Gilles Lavallee
                                   ---------------------------------------------
                                   Gilles Lavallee, President, duly authorized as he has so declared.

                           RECRUITSOFT (CANADA) INC.
                           "LESSEE"

                           Per:         Sylvie Lauze
                                   ---------------------------------------------
                                   Sylvie Lauze, duly authorized as she has so declared.

ADDENDUM NO. 8 DATED THE 6th DAY OF AUGUST 2003 TO THE LEASE AGREEMENT DATED THE 3rd DAY OF NOVEMBER 1998 AND TO ADDENDA NUMBERS 1, 2, 3, 4, 5, 6 AND 7 (TOGETHER THE "LEASE") BETWEEN LIMITED PARTNERSHIP "EDIFICE LE SOLEIL" (THE "LESSOR") AND RECRUITSOFT (Canada) INC. (THE "LESSEE")





THE PARTIES HERETO AGREE AS FOLLOWS:

1. Starting on February 1, 2004, or on the date of occupancy if this occurs before such date or after February 15, 2004 at the latest "EFFECTIVE DATE," the Leased Premises shall be increased by an area of seven thousand one hundred and forty-one (7,141) square feet, as approximately indicated in red on the plan attached hereto as Schedule "A-1" (the "ADDITIONAL SPACE").



         The term for the Additional Space shall begin on February 1, 2004, or on the date of occupancy if occurring before then, or after February 15, 2004, at the latest, and shall terminate on the same date as the Lease, which is November 30, 2007.

2. Starting on February 1, 2004, or on the date of occupancy if occurring before then, or after February 15, 2004 at the latest, the rent specified in paragraph 5.1 of the Lease shall be modified as follows:


         Start Date          End Date             Yearly Rate      Area
                                                                   Rent per square foot
         November 1, 2003    November 30, 2003    $18.22           48,235 square feet
         December 1, 2003    January 30, 2004     $18.73           48,235 square feet
         February 1, 2004    November 30, 2004    $18.97           48,235 square feet
         December 1, 2004    November 30, 2005    $19.41           48,235 square feet
         December 1, 2005    November 30, 2006    $19.15           48,235 square feet
         December 1, 2006    November 30, 2007    $19.65           48,235 square feet

3. The LESSEE shall receive an allocation of one hundred and seven thousand one hundred and fifteen dollars ($107,115), not including sales taxes, to pay for leasehold improvements that it will make on the additional rental area. The LESSEE agrees to reimburse this amount over the term of the lease at a rate of 10%. This rent is included in the rent specified in paragraph 3 of this agreement.

4. The LESSOR agrees to assume all the costs associated with improving the bathrooms on the 2nd floor of the Block.

5. Throughout the term of the lease and any extension of the lease, the LESSEE shall have the right at any time, on 3 months' notice, to release itself from its obligations related to the premises or any part thereof contemplated in this addendum. When the premises or part thereof are returned, the LESSEE shall pay the LESSOR the equivalent of three months of rent (if the premises have not yet been re-leased), and pay all amounts still due to the LESSOR for the improvements.

         The LESSEE may itself decide on the choice of the premises and the area of the premises in respect of which its obligations shall terminate provided the premises returned will not be hemmed in by the premises kept by the LESSEE.

6. The LESSEE represents and warrants that no broker, agent or other intermediary has negotiated or facilitated the signature and the negotiation of this Addendum No. 8, and the LESSEE shall indemnify the LESSOR and hold it harmless against any claim made by any broker, agent or other intermediary.

7. The terms and expressions used in this Addendum No. 8 that are defined in or determined by the Lease shall have the same meanings as those ascribed to them respectively in the Lease.



Except for anything that is expressly deleted, modified or amended by the provisions of this Addendum No.8 , the Lease remains in effect as so modified and amended.

IN WITNESS WHEREOF, the LESSOR and the LESSEE have duly signed this Addendum No. 8 at Quebec City, Province of Quebec on the above-given date.

                           LIMITED PARTNERSHIP "EDIFICE LE SOLEIL"

                           ACTING THROUGH ITS GENERAL PARTNER 9057-6133 QUEBEC INC.

                           ITSELF ACTING THROUGH ITS AGENT EMGI INC.

                           "LESSOR"

                           Per:         Gilles Lavallee
                                   --------------------------------------------
                                   Gilles Lavallee, President, duly authorized as he has so declared.

                           RECRUITSOFT (CANADA) INC.

                           "LESSEE"

                           Per:         Sylvie Lauze
                                   ---------------------------------------------
                                   Sylvie Lauze, duly authorized as she has so declared.

I, Nis G. Moller, a lawyer (member of the Quebec Bar, member # 189538-9) and certified translator (member of the Ordre des traducteurs, terminologues et interpretes agrees du Quebec, member # 5337), have read and reviewed the foregoing translations from French into English of eight (8) Addenda to a Commercial Lease between Edifice Le Soleil Limited Partnership and Recrusoft Inc. effective December 1, 1998, and of a "CDTI de Quebec" Lease Agreement and hereby certify that they are true and accurate translations of the said original documents in French.

/s/ NIS G. MOLLER                                      April 2, 2004
-------------------------------------------------------
NIS G. MOLLER